                                                                    EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT


      THIS ASSET PURCHASE AGREEMENT (the "Agreement") dated as of January 7, 1997 by and among Moovies, Inc., a Delaware corporation, Movie Warehouse Franchise Systems, Inc., a Delaware corporation (the "Subsidiary"), (Moovies, Inc. and the Subsidiary being hereinafter collectively referred to as "Moovies"), Movie Warehouse, Inc., a Michigan corporation ("MW"), Movie Warehouse Cambridge Park, Inc., a Michigan corporation ("Cambridge"), and Movie Warehouse Franchise Systems, Inc., a Michigan corporation ("Franchise"), (individually, MW, Cambridge and Franchise being a "Company" and collectively, MW, Cambridge and Franchise being the "Companies"), and Hani Mansour, the sole stockholder of MW, Cambridge and Franchise ("Stockholder").

                              W I T N E S S E T H:

      WHEREAS, Moovies is in the business of owning, operating, developing and acquiring video specialty stores for the (a) rental and sale of videos and video games, (b) rental of video cassette players and video game equipment; and
(c) sale of video accessories, video cleaning equipment and confectionery items in connection with the conduct of the business described in (a) and (b) above;

      WHEREAS, Franchise is in the business of granting franchises for the operation of video rental stores engaged in the rental and sale of videos, video games and related operations under the name "Movie Warehouse" primarily in Kentucky, Texas, Florida and Louisiana (the "Franchise Business");

      WHEREAS, MW and Cambridge are in the business of owning and operating video rental stores engaged in the rental and sale of videos, video games and related operations (collectively, the "Rental Business") (the Franchise Business and the Rental Business being collectively referred to as the "Business");

      WHEREAS, subject to certain conditions contained herein, MW and Cambridge shall sell, and Moovies, Inc. shall acquire, all the assets of MW and Cambridge (other than those set forth on Schedule 1.2 attached) and MW and Cambridge shall transfer and assign, and Moovies, Inc. shall assume, certain obligations of MW and Cambridge as set forth herein;

      WHEREAS, subject to certain conditions contained herein, Franchise shall sell, and the Subsidiary shall acquire, all the assets of Franchise (other than those set forth on Schedule 1.2, attached) and Franchise shall transfer and assign, and the Subsidiary shall assume, certain of the obligations of Franchise as set forth herein;

      WHEREAS, because transactions contemplated hereby cannot be effected through mergers with a "pooling of interest", Moovies no longer is required to acquire as part of this transaction, and does not want to acquire, the business or assets of Movie Warehouse of Port Huron, Inc. or Man Sel Video, Inc., which are partially owned by Stockholder and would have had to have been acquired had this transaction qualified for a "pooling of interest";

      WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to consummation of the sale and purchase of assets and certain additional agreements relating to the sale and purchase of assets;

      NOW, THEREFORE, in consideration of $10.00 paid by Moovies to the Companies and Stockholder, the mutual representations, warranties and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE 1
                              THE ASSET PURCHASES

      1.1 PURCHASED ASSETS. Subject to and upon the terms and conditions set forth herein and except for those assets described in Section
1.2 hereof, (a) MW and Cambridge agree to sell to Moovies, Inc. and Moovies, Inc. agrees to purchase from MW and Cambridge at the Closing (as hereinafter defined) all right, title and interest of MW and Cambridge in an to the tangible and intangible assets of MW and Cambridge (collectively, the "MW/Cambridge Purchased Assets"), and (b) Franchise agrees to sell to Subsidiary and Subsidiary agrees to purchase from Franchise at the Closing, all right, title and interest of Franchise in and to the tangible and intangible assets of Franchise (the "Franchise Purchased Assets"; the MW/Cambridge Purchased Assets and the Franchise Purchased Assets being hereinafter collectively referred to as the "Purchased Assets"); including without limitation the following:

                 (a) All Inventory of the Companies as of the Closing located at the Stores (as such Stores are listed on Schedule 4.19) or at warehouses of the Companies, including without limitation, video cassettes, video games, video game hardware and software, and video cassette players held at such Stores for rental and sale (the "Inventory");

                 (b) All of the Companies' right, title and interest in and to all other tangible personal property and relating to the Stores and the Business conducted thereat;

                 (c) All of the Companies' machinery, appliances, equipment, including the Companies' computer hardware and operating software to the extent assignable with consent, vehicles

(identified on Schedule 4.13), tools, supplies, leasehold improvements, construction in progress, furniture and fixtures used or held for use by the Companies in connection with the Business as of the Closing, including those items listed on Schedule 4.13 attached hereto (the "Fixed Assets and Vehicles");

                 (d) All Intellectual Property (as defined in Section 4.15 below) of the Companies;

                 (e) All of the Companies' right, title and interest under those Leases (as defined in Section 4.19 below) and Contracts (as defined in Section 4.16 hereof) (collectively the "Assigned Leases and Contracts");

                 (f) All of the Companies' right, title and interest in and to the telephone numbers for the Business and the directory advertising for such telephone numbers, to the extent assignable;

                 (g) All claims, security and other deposits, refunds, prepaid expenses, causes of action, choses in action, rights of recovery, warranty rights, rights of set off in respect of the Business and the Purchased Assets, Reimbursable Cooperative Expenses (as defined in Section 3.16 hereof) including without limitation, those items listed on Schedule 4.10 attached hereto (collectively, the "Deposits"), except that if and to the extent the Companies are able to obtain a landlord's consent to the return of the security deposit prior to the Closing without the necessity of Moovies substituting a security deposit therefor (or otherwise providing any additional economic benefit to such landlord), the Companies may retain such returned Store security deposit as an Excluded Asset (as defined in Section 1.2 below);

                 (h) All of the Companies' licenses, consents, permits, variances, certifications and approvals of governmental agencies used or held for use in connection with the Business to the extent transferable;

                 (i) $500 per Store (as defined in Section 3.3(a) hereof), which $500 per Store will be left by the Companies in the cash register or safe of each Store at Closing for the benefit of Moovies;

                 (j) All accounts receivable of the Companies relating to the Business as of Closing ("Accounts Receivable"); and

                 (k) Ordered Items (as defined in Section 2.6(b) hereof) or, if the Ordered Items have not been received by the Companies prior to the Closing Date, the purchase orders and Reimbursable Cooperative Expenses, if any, in respect thereof.

      1.2 EXCLUDED ASSETS. Anything to the contrary in Section 1.1 hereof notwithstanding, the Purchased Assets shall exclude the assets of the Companies expressly set forth on Schedule 1.2


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attached ("Excluded Assets").

      1.3 NO LIENS OR ENCUMBRANCES. Except to the extent otherwise set forth in Section 4.3 below, the Purchased Assets will be transferred and sold to Moovies free and clear of all claims, liens, encumbrances, security interests, and similar interests of any kind or nature whatsoever.

                                   ARTICLE 2
                ASSET PURCHASE PRICE; ASSUMPTION OF LIABILITIES

      2.1 PURCHASE PRICE FOR PURCHASED ASSETS. The purchase price for the Purchased Assets shall be as follows:

                 (a) Subject to the adjustments set forth in Section 2.6 below, the consideration to be delivered to MW for the purchase of assets of MW (the "MW Purchase Price") shall be $7,500,000;

                 (b) Subject to the adjustments set forth in Section 2.6 below, the consideration to be delivered to Cambridge for the purchase of assets of Cambridge (the "Cambridge Purchase Price") shall be $54,400; and

                 (c) Subject to the adjustments set forth in Section 2.6 below, the consideration to be delivered to Franchise for the purchase of assets of Franchise (the "Franchise Purchase Price") shall be $2,000,000.

      2.2 PAYMENT OF PURCHASE PRICE FOR PURCHASED ASSETS. Subject to the adjustments and rights of offset provided for herein, the MW Purchase Price, the Cambridge Purchase Price and the Franchise Purchase Price (the "Aggregate Purchase Price") shall be paid to each of the Companies in cash, subordinated promissory notes and shares of Common Stock of Moovies, Inc. as provided on Schedule 2.2; provided that the following terms and provisions shall apply:

                 (a) Cash Payments. At the Closing, the cash portion of the Aggregate Purchase Price payable by Moovies shall be not less than $5,004,400 and, notwithstanding any term or provision contained in this Agreement to the contrary, (i) payment of such cash may be made by Moovies at the Closing by making payment, on behalf of MW and Cambridge or Franchise, to the lenders or creditors of MW, Cambridge or Franchise with respect to any indebtedness, obligations or trade payables payable by MW, Cambridge or Franchise, respectively with respect to the operation of MW, Cambridge or Franchise or their respective ownership or sale of the Purchased Assets to the extent set forth on Schedules 4.11(a), (c), and (ii) a portion of such cash payment shall be withheld as follows: At the Closing, Moovies shall withhold from the cash payment of the MW Purchase Price an aggregate amount equal to the then outstanding amount then owed to Michigan Countertop, Acme Sign and Stone, Biber & O'Toole to permit MW up to 60 days following the Closing Date to settle and pay these accounts. If

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
prior to the expiration of such 60 day period MW delivers to Moovies reasonable evidence of full satisfaction of the indebtedness of any such accounts, then as to such account or accounts, Moovies shall promptly pay to MW the amount of the MW Purchase Price withheld with respect to such account or accounts. If and to the extent such 60 day period expires without Moovies having received from MW evidence of such settlement and payment on any such account, Moovies shall make payment directly to such account or accounts the amount withheld with respect to such account or accounts, with such payment being made on behalf of MW and as payment of such portion of the MW Purchase Price. The entire Cambridge Purchase Price shall be paid in cash.

                 (b) Subordinated Promissory Note. At the Closing, the portion of the Aggregate Purchase Price payable to MW in the form of the Subordinated Promissory Note (the "Subordinated Promissory Note") attached hereto as Exhibit 2.2(b) shall be not less than $1,800,000 and not more than $2,000,000. The actual amount within such range shall be determined by Moovies at its sole discretion.

                 (c) Registered Shares of Moovies Common Stock. The balance of the MW Purchase Price and the Franchise Purchase Price shall be paid to MW and Franchise, respectively, in that number of shares of Common Stock of Moovies, Inc. determined by dividing the respective balances of the MW Purchase Price and the Franchise Purchase Price by the Market Price; provided, however, that (i) in lieu of delivering fractional shares, Moovies, Inc. shall deliver an amount in cash based on the Market Price. For the purposes hereof, "Market Price" shall mean the average per share closing price (as reported by The Wall Street Journal) of Moovies, Inc. Common Stock for the five trading days ending two trading days immediately preceding the Closing. Notwithstanding the foregoing, for the purpose of calculating the Market Price in this Section 2.2(c), the "Market Price" shall be deemed to be $5.75 per share if the Market Price otherwise calculated based on The Wall Street Journal is lower than $5.75.

      2.3        ASSUMED LIABILITIES.

                 (a)      At the Closing, (i) Moovies, Inc. agrees to assume
only the following:   all of the duties, rights and obligations of MW,
Cambridge and Florida as lessees and as parties under the Assigned Leases and Contracts set forth on Schedules 4.16 and 4.19 to which MW, Cambridge or Florida is a party arising from and after the Closing Date, and (ii) the Subsidiary agrees to assume only the following: all of the duties, rights and obligations of Franchise as a party under the Assigned Leases and Contracts to which Franchise is a party arising from and after the Closing Date (collectively, the "Assumed Liabilities").

                 (b)      Except for the Assumed Liabilities set forth in
Section 2.3(a) above, it is expressly understood and agreed that Moovies will not be liable for any of the Companies' or any

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


Stockholder's obligations, liabilities, contracts, debts, claims, costs, expenses, agreements or understandings, of any kind or nature whatsoever at any time existing or asserted, whether or not accrued, whether fixed, contingent or otherwise, whether known or unknown, whether arising prior to, on or after the Closing Date and whether or not relating to the Companies' operation of the Business or the Companies' ownership or use of the Purchased Assets (collectively, the "Excluded Liabilities"), including, without limitation, notwithstanding anything to the contrary contained herein, (i) any debts or liabilities (including, without limitation, any trade payables, early termination payments under any contract or other agreement, promissory notes, or other indebtedness) of the Companies, (ii) any liability or other obligation of the Companies or the Stockholder in respect of the Business for federal, state or local taxes, interest, penalties or other charges in connection therewith for any period of time, (iii) any liability of the Companies for other expenses, debts or obligations incurred within or outside the ordinary course of business, and (iv) any liability or other obligation of the Companies or Stockholder arising from the franchise arrangement with Port Huron, Inc. and Man Sel, Inc., which franchise arrangement has not been assumed by Moovies.

                 (c) The Companies shall fully and timely perform, pay and discharge when due all of the Excluded Liabilities. All trade payables of the Companies shall be paid in full by the Companies not later than 90 days following the Closing Date.

                 (d) Anything to the contrary contained herein notwithstanding, Moovies shall not assume or have any obligations or liabilities whatsoever in respect of (i) severance, WARN Act (as hereinafter defined), income tax withholding, payroll and/or unemployment tax, workers' compensation, pension, profit-sharing, health insurance, COBRA (as hereinafter defined) or any other employee or other benefit liabilities in respect of any Business Employees (as hereinafter defined) or in respect of any Employee Benefit Plans (as hereinafter defined), including, without limitation any contribution, tax, lien, penalty, cost, interest, claim, loss, action, suit, damage, cost assessment, withdrawal liability, liability to the Pension Benefit Guaranty Corporation (the "PBGC"), liability under Section 412 of the Internal Revenue Code of 1986, as amended (the "Code") or Section 302(a)(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or other similar liability or expense of the Companies or any ERISA Affiliate (as hereinafter defined), all of the foregoing obligations and liabilities being retained by the Company, and Moovies shall not become a party to any Employee Benefit Plan as a result of any of the transactions contemplated by this Agreement.

      2.4 ALLOCATION OF PURCHASE PRICE AMONG THE COMPANIES' PURCHASED ASSETS. The Purchase Price shall be allocated, for tax purposes, among each item or class of the Purchased Assets and among the Companies and among the Stores, by Store, as set forth

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

on Schedule 2.4 attached hereto. The Companies and Moovies agree that they will prepare and file any notice or other filings required pursuant to Section 1060 of the Code, and that any such notices or filings will be prepared based on such tax allocation of the Purchase Price. Moovies agrees to send to the Companies a completed copy of its Form 8594 ("Asset Acquisition Statement under Section 1060") with respect to this transaction prior to filing such form with the Internal Revenue Service.

      2.5 CLOSING. The closing of the transactions contemplated herein (the "Closing") shall take place on or before January 29, 1997 or on such other business day as is mutually agreed to by the parties hereto (the "Closing Date"), at the Atlanta, Georgia offices of Arnall Golden & Gregory, counsel for Moovies, or by mail, courier, telecopy and wire transfer to the extent mutually acceptable to the parties hereto. All computations, adjustments, and transfers for the purposes hereof shall be effective as of 12:01 a.m. on the Closing Date.

      2.6        POST CLOSING PURCHASE PRICE ADJUSTMENTS.

                 (a) Proration of Receipts and Operational Expenses. Except as otherwise specifically provided herein, any receipts of the Business in respect of the Purchased Assets and operational expenses of the Business in respect of the Assumed Liabilities including but not limited to rents (including a credit for the prepayment of any rents), utilities, maintenance expenses, real property taxes, etc. and personal property taxes, shall be prorated as of the Closing Date (or, to the extent not known on the Closing Date, estimates shall be made in respect thereof as of the Closing Date, subject to adjustment thereafter upon the receipt of invoices or other verifying information) and the appropriate adjustments made between the parties hereto as a result of such prorations. The prorations of expenses shall include, as amounts for which the Companies are responsible, amounts due under the various leases of the Stores for common area maintenance expenses and real estate taxes for the period prior to the Closing Date, even though such amounts are not determined until after the Closing Date in accordance with the provisions of the leases. The prorations in respect of the Purchased Assets and Assumed Liabilities shall be made to reflect the intent of the parties hereto that the Companies shall be responsible for all expenses in respect of the Assumed Liabilities and shall have all receipts (including credit for prepaid expenses) in respect of the Purchased Assets allocated or accrued to the period ending at 12:01 a.m. on the Closing Date, and that Moovies shall be responsible for all expenses in respect of the Assumed Liabilities and shall have receipts in respect of the Purchased Assets all allocated to the period commencing at 12:01 a.m. on the Closing Date. Notwithstanding the foregoing, the Companies shall be solely responsible for all expenses, whether accrued, arising or allocated before or after the Closing Date, in respect of the Excluded Liabilities or associated with the Excluded Assets.

                 (b) Ordered Items of Inventory. In respect of all items of new release videos and video games ordered by the Companies from its suppliers in the ordinary course of business for the Stores in accordance with the terms of this Agreement between the date hereof and Closing ("Ordered Items"), (1) all such Ordered Items received by the Companies prior to Closing (or if such Ordered Items have not been received by the Companies prior to the Closing, the purchase orders in respect thereof) shall become part of the Purchased Assets and transferred to Moovies at Closing pursuant to the terms below, (2) the Companies shall remain liable for the payment to its suppliers therefor, and (3) except as provided in (A) and (B) below, there shall be no reimbursement by Moovies to the Companies in respect of the cost thereof.

                          (A)     If the Ordered Items have not been received
by the Companies on or prior to the Closing Date, but are received in the ordinary course of business by Moovies after the Closing, then Moovies agrees to reimburse the Companies (promptly upon written proof of payment by the Companies satisfactory to Moovies) for the Companies' payment to its suppliers therefor.

                          (B)     If the Ordered Items have been received by
the Companies on or prior to the Closing Date and have a street release date after the last Friday immediately preceding the Closing, Moovies shall reimburse the Companies (promptly upon written proof of payment by the Companies satisfactory to Moovies) for the Companies' payment to its suppliers therefor. On the Closing Date (or within 14 days thereafter as of the Closing
Date), the Companies shall furnish Moovies with a list of purchase orders, invoice numbers and amounts owing and/or paid to its suppliers with respect to the Ordered Items.

                          (C)     the Companies agree to cooperate and provide
reasonable assistance to Moovies in obtaining reimbursement in respect of reimbursable cooperative expenses relating to the Ordered Items.

                 (c) "Peel a Deal" and Gift Certificate Liability. The Companies or Stockholder shall reimburse Moovies in cash for the cost to Moovies of "peel a deal"and gift certificate liabilities promptly upon written evidence of such costs incurred by Moovies reasonably satisfactory to the Companies, if and to the extent the aggregate amount of "peel a deal" redemptions exceeds $30,000 during only the first 45 days following the Closing at a stipulated cost to Moovies of $2.00 per movie, and if and to the extent the aggregate amount of gift certificate redemptions exceeds $10,000 during only the first 45 days following the Closing; provided, however, that for the foregoing to apply Moovies must elect to discontinue the "peel a deal" and gift certificate programs at the Closing and so notify the Companies in writing at the Closing. In the event of such election, the existing, unused printed materials will be promptly destroyed jointly by Moovies and Stockholder. Stockholder will have reasonable access to the books and records pertaining to peel a deal and gift certificate redemptions made during such 45-day period if claims are made by Moovies hereunder with respect to such redemptions. The Companies have no early return bonuses outstanding.

                 (d)      Closing Audit and Dispute Resolution.

                          (i)     In order to confirm prorations and
adjustments under this Section 2.6, within sixty (60) days after the Closing Date, Moovies will cause to be delivered to the Companies an audit or other accounting, at Moovies' sole expense, of the adjustments and prorations to the Aggregate Purchase Price made under this Section 2.6, identifying such adjustments and prorations on a Company by Company basis ("Closing Audit").
The Companies and the Stockholder will have sixty (60) days to review and present in writing to Moovies all objections it may have to the Closing Audit, which objections shall be set forth in reasonable detail. If no objections are raised within such 60-day period, the Closing Audit shall be deemed accepted and approved by the Companies and the Stockholder and any payments to be made in respect thereto, plus interest accrued thereon from the Closing Date until paid at a rate of 6.25% per annum, shall be promptly made in cash, or, if payable to Moovies, shall be deducted from the Subordinated Promissory Notes.

                          (ii)    On a date which is within 48 hours before the
Closing Date, Seller shall conduct, and representatives of Moovies or its designee shall have the right to be present at, a physical count of Inventory of each Company at each Store. Each Company shall also provide to Moovies within 7 days after the Closing Date, a summary data file on computer disk containing a list, as of the Closing Date, of all Inventory at the Stores (the "Closing Count"). By delivery thereof, each Company shall represent that the Closing Count is a true, correct and complete list as of the Inventory as of the date thereof.

                          (iii)   If items on the Closing Audit are disputed,
Moovies and the Companies will attempt in good faith to resolve such dispute, and if resolved, any payments to be made in respect thereto, plus interest accrued thereon from the Closing Date until paid at a rate of 6.25% per annum shall be promptly made in cash, or, if payable to Moovies shall be deducted from the Subordinated Promissory Notes.

                          (iv)    If the parties are unable to resolve the
dispute within 20 days after notice is given to the other party, the dispute will be resolved by arbitration in Detroit, Michigan in accordance with the rules of the American Arbitration Association by a mutually acceptable "Big Six" accounting firm, which firm shall make a final and binding determination as to such matters in dispute. Upon such resolution, Moovies or the Companies, as the case may be, will promptly pay the amount due, if any, in cash, as determined by the accounting firm, to the other

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

party, plus interest accrued thereon from the Closing Date at a rate of 6.25% per annum or, if such payment is payable to Moovies, Moovies shall deduct such amount from the Subordinated Promissory Notes. The fees and expenses of the accounting firm shall be paid by the party against whom such award is made.

                          (v)     Moovies, the Companies and the Stockholder
agree to cooperate in good faith with each other, each other's authorized representatives, and any accounting firm selected pursuant hereto to resolve any and all matters in dispute as soon as practicable.

                                   ARTICLE 3
                              ADDITIONAL COVENANTS

      3.1        EMPLOYEE MATTERS.

                 (a) Moovies may, but shall be under no obligation to, offer employment to employees of each Company. As to any employees of the Company hired by Moovies, Moovies shall not assume any of either Company's employment liabilities that have accrued on or before the Closing, including but not limited to, unpaid FICA, FUTA, unemployment tax, pension or profit-sharing plan contributions, employee fringe benefits, bonuses or incentive programs of any type, nor shall Moovies acquire any interest or obligation under any pension, profit sharing, retirement or other similar plan of either Company. Each Company shall retain all severance obligations to their respective employees.

                 (b) Each Company shall be solely responsible for terminating the employment of, and providing all notices required by applicable law, in respect of all employees of the Companies. Without limiting the generality of the foregoing, Seller shall be responsible for providing all notices and other communications to employees which may be required under the Worker Adjustment and Retraining Act (the "WARN Act") other than those required solely due to actions of Moovies.

                 (c) Each Company shall provide "Continuation Coverage" ((within the meaning of Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code") and Part 6 of Subtitle B of Title I of ERISA) (such statutory provisions are referred to herein collectively as "COBRA")), to all Business Employees (as hereinafter defined) who either (A) have experienced a "Qualifying Event" (within the meaning of COBRA) prior to the Closing Date and for whom the period of Continuation Coverage required by COBRA has not, as of the Closing Date, expired (such persons are hereinafter referred to as "Pre-Closing Qualified Beneficiaries"), and (B) are employees of either Company as of the Closing. In addition, each Company shall provide group health coverage to employees of each Company (and their eligible dependents) who are, as of the Closing Date, on a leave of absence governed by the Family and Medical Leave Act of 1993, as amended ("FMLA"), in accordance with the

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

requirements of FMLA and COBRA. Seller shall provide, or cause to be provided by an ERISA Affiliate, all applicable notifications of any conversion rights or privileges available under any Employee Benefit Plan which is an "employee pension benefit plan" or an "employee welfare benefit plan" (as that term is defined in Section 3 of ERISA) which arise as a result of the transactions contemplated by this Agreement.

                 (d) As of the Closing Date and except as otherwise provided in Sections 3.1(c) and (e) hereof, participation of Business Employees in each Company's Employee Benefit Plans shall terminate and each Company shall satisfy all rights to their vested benefits as provided under the terms of such Employee Benefit Plans. Each Company shall provide all Business Employees on a timely basis with all notices of termination as required under the terms of the such Employee Benefit Plans and applicable law.

      3.2 CONSENTS. Prior to the Closing, the Companies and Stockholder will promptly apply for or otherwise seek, and shall obtain, all consents and approvals required with respect to each Company and/or the Stockholder for consummation of the transactions contemplated hereby, including without limitation, those consents listed in Schedule 4.4 hereof (including consents (to the extent required) and estoppels from the lessors under the Leases listed on Schedule 4.19 to Moovies in substantially the form of Exhibit 3.2(i) attached hereto or in such other form as mutually agreed to by the parties hereto and those consents in respect of those Contracts listed in Schedule 4.16 attached hereto) and the addenda to Leases with the lessors under the Leases in substantially the form of Exhibit 3.2(ii) attached hereto or in such other form as mutually agreed to by the parties hereto. Any charges imposed by the lessors or the other parties to the Contracts for such estoppels and consents shall be borne by the Stockholder, and the Stockholder shall indemnify Moovies against any loss or liability incurred by Moovies resulting from the Stockholder's failure to pay such charges; provided, however, Moovies agree that it will pay for supplemental security deposits (not to exceed one month's base rent under the lease in respect thereof) in respect of not more than three leases for Stores under this Agreement if requested to do so by the lessors thereof.

      3.3        BUSINESS INFORMATION.

                 (a) Each of the Companies currently conducts its Business at the respective stores listed for each on Schedule 4.19 attached hereto (collectively, the "Stores"). Prior to the execution and delivery hereof, the Companies shall have delivered to Moovies all such Schedules and true, correct and complete copies of all documents, together with all amendments thereto through the date of execution hereof, contemplated by this Agreement and required by the terms hereof to be listed on the Exhibits or Schedules attached hereto, including without limitation any Leases (as defined in Section 4.19 below and listed on Schedule 4.19

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



attached hereto), Contracts (as defined in Section 4.16 below), the Unaudited Historical Financials (as defined in Section 4.8 below) of the Companies and the Companies' tax returns (pursuant to Section 4.12 hereof). Each Company, its employees, agents and representatives shall provide to Moovies, its employees, agents, counsel, accountants, financial consultants and other representatives full access during normal business hours to all information regarding such Company's assets and Business, and shall fully cooperate with Moovies in order to verify the accuracy of the information delivered by such Company. Each Company shall afford Moovies, its employees, agents, counsel, accountants and financial consultants, full access, during normal business hours and any reasonably necessary hours thereafter, to the offices, properties, records, files and other documents and information of or relating to such Company's Business and assets as Moovies, its employees, agents, counsel, accountants or financial consultants may reasonably request. Each Company shall allow Moovies, its employees, agents, counsel, accountants and financial consultants access during normal business hours, at such party's sole expense to a work area within its business office and shall allow the copying of any such records as requested by such party.

                 (b) Without limiting the generality of the foregoing, the Companies hereby agree to permit KPMG Peat Marwick (the "Accountants"), to conduct an audit (the "Audit"), at Moovies' expense, of the Companies' financial operations for the three years ended December 31, 1995, for the interim periods ending on March 31, 1996, March 31, 1995, March 31, 1994, June 30, 1996, June 30, 1995, June 30, 1994, September 30, 1996, September 30,
1995, September 30, 1994 and for the interim period ending on a date in 1996 prior to or on the Closing Date as determined by the Accountants. As soon as is reasonably practicable after the execution of this Agreement, the Companies and the Stockholder agree to provide the Accountants, at Stockholder's expense, with (i) Unaudited Historical Financials (as such term is defined in Section 4.8(a) below) for the year ended December 31, 1996, and (ii) accounts payable ledgers as described in Section 4.11 hereof, fixed asset ledgers as described in Section 4.13 hereof, perpetual inventory listings as described in Section
4.14 hereof, a cooperative receivables listing as described in Section 4.10 hereof, a reconciliation of all bank accounts of each Company through the last day of the calendar month immediately preceding the Closing as described in
Section 4.26 hereof (collectively, the "Source Documents for the Audit"). Each Company agrees to cooperate fully with the Accountants in providing all such financial records requested by the Accountants and, after the Closing, the Stockholder agrees to cooperate fully with the Accountants in providing all such financial records requested by the Accountants.

                 (c) Through the Closing, Moovies shall, and shall cause its employees, agents, counsel, accountants, financial consultants and other representatives to, hold in strict confidence any and all information obtained from the Companies or the Stockholder and to not disclose any such information (unless such information is or becomes ascertainable from public sources or public disclosure of such information is in the good faith judgment of Moovies required by law); provided, however, that nothing contained herein shall limit the right of any such persons to disclose any such information to Moovies, its employees, agents, representatives, counsel, accountants, financial advisors, underwriters and sources of financing (and their counsel and accountants) or persons from whom consent is required in connection with the transactions contemplated herein. Moovies agrees not to initiate contact with the Companies' lessors or employees without the prior consent of the Companies. In the event the parties terminate this Agreement, then, upon written request, each party agrees to return to the other party all written documents and tangible items containing any confidential information not in the public domain which has been furnished or supplied to such party by the other party or which has been copied or summarized by the receiving party, and agrees for a period of three years after the termination of this Agreement, not to use any such information for any purpose or disclose any such information to any party.

                 (d) Moovies' due diligence review and any inspections pursuant thereto shall not waive or release the Companies or the Stockholder from any of their representations or warranties under this Agreement.

      3.4 NONCOMPETITION AGREEMENT. Concurrently with the Closing, the Stockholder and each of the Companies shall enter into a Noncompetition Agreement with Moovies, in the form of Exhibit 3.4, attached hereto and made a part hereof.

      3.5        INTENTIONALLY OMITTED.

      3.6 CONDUCT OF BUSINESS BY THE COMPANIES PENDING CLOSING. The Companies and the Stockholder covenant and agree that, unless Moovies shall otherwise consent in writing, between the date hereof and the Closing, the Business of the Companies shall be conducted only in, and the Companies shall not take any action except in the ordinary course of business and in a manner consistent with past practice; and each Company will use its best efforts to preserve substantially intact the business organization of such Company, to keep available the services of the present officers, employees and consultants of each Company and to preserve the present relationships of such Company with customers, suppliers and other persons with which such Company has significant business relations. The Companies and Stockholder acknowledge and agree that the Aggregate Purchase Price is based upon the assumption that, and the obligation of Moovies to close is conditioned in part upon the assumption that, neither the Companies nor the Stockholder shall breach or permit the breach of any of the covenants contained in this Section 3.6. By way of amplification and not limitation, except as expressly provided for in this Agreement or with the prior written consent of Moovies, each Company and Stockholder shall not do any of the following, directly or indirectly, between the date hereof and the
Closing:

                 (a) (i) except in the ordinary course of business and in a manner consistent with past practices, sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any assets of such Company; (ii) engage in any bulk sales, "tent" sales or sales of rental or other merchandise inventory to used tape brokers, wholesalers, distributors or others other than in the ordinary course of business consistent with past practices; (iii) enter into any material contract, lease or agreement, except in the ordinary course of business; (iv) authorize any single capital expenditure in excess of $10,000 or capital expenditures in the aggregate in excess of $15,000; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 3.6(a);

                 (b) take any action other than in the ordinary course of business and in a manner consistent with past practice (none of which actions shall be unreasonable or unusual) with respect to increasing the compensation of any officer, director, stockholder or employee of such Company (other than the Stockholder) or with respect to the grant of any severance or termination pay (otherwise than pursuant to policies of such Company in effect on the date hereof and fully disclosed to Moovies in writing prior to the date hereof) or with respect to any increase of benefits payable under its severance or termination pay policies in effect on the date hereof;

                 (c) make any payments except in the ordinary course of business and in amounts and in a manner consistent with past practice (none of which payments shall be unreasonable or unusual), under any Employee Benefit Plan or otherwise to any employee of, or independent contractor or consultant to, such Company, enter into any Employee Benefit Plan, any employment or consulting agreement, grant or establish any new awards under any existing Employee Benefit Plan or agreement, or adopt or otherwise amend any of the foregoing;

                 (d) except with respect to the Major Video Concepts ("MVC") account for which MVC has granted the Company the right to defer until the Closing an aggregate payment of approximately $182,957 as of the date hereof with respect to one month until the Closing (the "MVC One Month Deferral Payment"), take any action except in the ordinary course of business and in a manner consistent with past practice with respect to, or make any change in, its methods of management, purchasing, distribution, marketing, accounting or operating (or practices relating to payment of trade accounts or to other payments), including, without limitation, rejecting deliveries of videos, video games and other Inventory except rejections in the ordinary course of business consistent

                                     -14
with the Companies' past practices;

                 (e) except in the ordinary course of business or as specifically permitted herein in respect of stores the Companies are currently constructing, take any action to incur or increase prior to Closing any indebtedness for borrowed money from banks or other financial institutions or cancel, without payment in full, any notes, loans or other receivables except in the ordinary course of business, or permit to exist any negative cash balances at the Stores or in the Companies bank accounts;

                 (f) loan or advance monies to any person under any circumstance whatsoever except travel advances, advances in connection with vacations, or other reasonable expense advances to employees of the Company made in the ordinary course of business (consistent with past practices);

                 (g) take any action such that MW and Cambridge have less than 21 video rental stores open and operational, and an additional Florida Store under lease, at the Closing and Franchise shall have not less than 43 franchised stores (unless and to the extent such 43 franchised stores is reduced by up to 5 stores as a result of litigation currently pending between the original franchisor and such franchisees with respect to such 5 franchised stores (the "Five Franchised Stores");

                 (h) do any act or omit to do any act, other than as specifically set forth on Schedule 3.6 attached hereto, which would cause a breach of any contract, commitment or obligation of such Company; or

                 (i) permit any of the Companies to suffer any material adverse change in their respective businesses or financial condition; fail to maintain the quantity and quality of the inventory of any of the Companies' stores; fail to pay any debts or obligations when due; permit to exist any negative cash balances; or become subject to any lawsuits or proceedings which would materially adversely affect the transactions contemplated hereby, the assets of the Companies or the operation of the businesses of the Companies.

      From and after the date hereof the Companies shall review with Moovies' Purchasing Department returns and bulk sale transactions made in respect of the Business.

      3.7        REMOVAL OF LIENS AND ENCUMBRANCES.

                 (a) The Companies and the Stockholder hereby agree to obtain and file releases and termination statements for all recorded liens, encumbrances, judgments and similar filings which in any way relate to or affect the Purchased Assets, which such liens are listed on Schedule 3.7 attached hereto (the "Recorded Liens") as and when provided herein. In respect of any such

                                     -15

Recorded Liens that reflect underlying obligations of the Companies that have previously been satisfied, the Companies shall obtain and file releases and termination statements in respect thereof on or prior to the Closing Date. In respect of any Recorded Liens that reflect underlying obligations that will be paid by the Companies or Moovies at Closing (with a portion of the Purchase Price), the Companies shall, on or prior to the Closing Date, prepare termination statements and releases in respect of such Recorded Liens and cause them to be executed by the secured party in respect thereof and filed promptly after the Closing (and in any event within 10 days after the Closing) upon confirmation by such secured party of receipt of funds satisfying such underlying obligation of the Companies. The Companies and the Stockholder hereby, jointly and severally, covenant and agree to indemnify and hold Moovies harmless from and against any and all losses or liabilities incurred by Moovies resulting from or arising out of the Companies' failure to remove any Recorded Liens.

                 (b) Prior to the Closing, the Companies and Stockholder shall have delivered to Moovies and Subsidiary true, correct and complete copies of all liens, suits, judgments and proceedings of public record against either of the Companies or their respective assets. Copies of such filings shall include, without limitation, the Recorded Liens referenced on Schedule
3.7 attached.

      3.8        REGISTERED SHARES.

                 (a) At the Closing, the shares of Common Stock of Moovies, Inc. issued to the Stockholder will be registered securities ("Registered Shares") under Form S-4. Stockholder, MW and Franchise each acknowledge receipt and review of (i) the Prospectus dated October 24, 1996 relating to such registration prior to execution of this Agreement, as amended by first amendment dated December 31, 1996, (ii) the registration statement ("Registration Statement") and the exhibits relating to the Prospectus as filed with the Securities and Exchange Commission, and (iii) all press releases issued by Moovies, Inc. since the October 24, 1996 of the Prospectus through the date hereof, (iv) a copy of any filings made by the Companies with the Securities and Exchange Commission since from October 24, 1996 through the date hereof.

                 (b) Moovies, Inc. and Stockholder acknowledge and agree that under securities laws as presently in effect, the terms of Stockholder's employment by Moovies, Inc. following the Closing shall not cause Stockholder to be deemed to be an "affiliate" of Moovies, Inc. within the meaning of the Securities Act of 1933. In addition, Moovies, Inc. and Stockholder acknowledge and agree that Stockholder will not be an executive officer, director or, under securities laws as presently in effect, an affiliate of Moovies, Inc. solely by virtue of employment under the terms of the Employment Agreement. As an employee of Moovies, Inc., Stockholder shall comply with the Insider Trading Policy of Moovies, Inc., a copy of which policy is attached to the form of Employment Agreement attached as Exhibit 3.12. The number of Registered Shares to be delivered by Moovies, Inc. at the Closing shall not, solely with respect to such number of shares so delivered, cause Stockholder to be deemed an "affiliate" of Moovies, Inc. under securities laws as presently in effect.

                 (c) At the Closing, Moovies, Inc. shall issue certificates evidencing the Registered as Shares in the form of the specimen stock certificate attached as Exhibit 3.8(c), which certificate shall not contain any legend and shall be delivered in blocks of 50,000 shares, plus certificates representing the balances, if any, in the name of MW and Franchise, respectively, to a nationally recognized, registered broker-dealer reasonably acceptable to Moovies, Inc. ("National Broker"), upon receipt by Moovies, Inc. of a letter from the National Broker executed by an authorized officer in form reasonably satisfactory to Moovies, Inc., (the "National Broker Rule 145 Letter"), representing, warranting and covenanting that (i) such shares shall be sold by the National Broker upon the direction of the record holder only in accordance with the rules and requirements of Rule 145 and (ii) if the National Broker ever releases the certificates evidencing the Registered Shares without first having sold them to pursuant to a Rule 145 transaction, then the certificates evidencing the Registered Shares shall first be returned to Moovies, Inc. for placement of the following legend on such certificates and return of such certificates to the record holder thereof:

                 "The shares represented by this certificate have been issued to the registered holder as a result of a transaction to which Rule 145 under the Securities Act of 1933, as amended (the "Act"), applies. The shares represented by this certificate may not be sold, transferred or assigned, and the issuer shall not be required to give effect to any attempted sale, transfer or assignment, except pursuant to (i) a registration statement then in effect under the Act with respect to the resale of such Shares, (ii) a transaction permitted by Rule 145 as to which the issuer has received evidence of compliance with the provisions of Rule 145 reasonably satisfactory to it, or (iii) a transaction which, in the opinion of counsel or as described in a 'no action' or interpretive letter from the staff of the Securities and Exchange Commission, in each case satisfactory in form and substance to the issuer, is exempt from the registration requirements of the Act."

                 (d) Following the Closing, in the event the Registered Shares cannot be resold in Rule 145 transactions as contemplated above, Moovies, Inc. covenants and agrees to use its reasonable best efforts to amend the Registration Statement to so permit the resale of such Registered Shares under Rule 145.

      3.9        NOTIFICATION OF CERTAIN MATTERS.

                 (a) From the date hereof until the Closing, each Company shall give prompt notice to Moovies of the following:

                          (i)     The occurrence or nonoccurrence of any event
whose occurrence or nonoccurrence would be likely to cause either (A) any representation or warranty of any Company or the Stockholder contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing, or (B) directly or indirectly, any Material Adverse Effect. The term "Material Adverse Effect" means any change in or effect on the Business of any Company that is or will be materially adverse to the Business, operations, properties (including intangible properties), condition (financial or otherwise), assets, liabilities or regulatory status of such Company.

                          (ii)    Any material failure of any Company, the
Stockholder, any officer, director, employee or agent of any Company or the Stockholders, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

                 (b) From the date hereof until the Closing, Moovies shall give prompt notice to the Companies and the Stockholder of the following:

                          (i)     the occurrence or nonoccurrence of any event
whose occurrence or nonoccurrence would be likely to cause either (A) any representation or warranty of Moovies contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing, or (B) directly or indirectly, any change in or effect on the business of Moovies that is or will be materially adverse to the business, operations, properties (including intangible properties), condition (financial or otherwise), assets, liabilities or regulatory status of Moovies taken as a whole;

                          (ii)    any material failure of Moovies, or any
officer, director, employee or agent of Moovies, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; or

                          (iii)   any event of default under Moovies, Inc.'s
Senior Indebtedness (as such term is defined in the Subordinated Promissory
Note) which, if not cured, would prohibit Moovies, Inc. from meeting its obligations under the Subordinated Promissory Note;

                 (c) Notwithstanding the foregoing, the delivery of any notice pursuant to this Section 3.9 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      3.10 PRESS RELEASES. (a) The Companies and Stockholder shall obtain the prior written consent of Moovies before issuing any press release, except as may be in the good faith belief of the party issuing such press release required by law. Moovies' obligations regarding Moovies' public announcements are set forth in Section 3.3(c) above.

                 (b) No provision contained in this Agreement shall prevent Moovies, Inc. from issuing any press releases or making any filings with government authorities that it deems necessary or desirable with respect to the execution of this Agreement or the consummation of the transactions contemplated herein; provided, however, that (i) press releases shall not disclose the value of the consideration delivered by Moovies upon consummation of the Closing and (ii) unless otherwise required by law, no press releases shall be issued by Moovies until Moovies has obtained the consent of its lender to the transactions contemplated hereby.

      3.11 SENIOR INDEBTEDNESS. Moovies covenants and agrees that from the date hereof until full payment of the Subordinated Promissory Note Moovies will not modify any existing Senior Indebtedness or enter into any additional Senior Indebtedness to contain terms which would prohibit Moovies from making timely payments of principal and interest under the Subordinated Promissory Note, unless such prohibition arises from an "event of default", as "event of default" is or shall be defined under such Senior Indebtedness.

      3.12 EMPLOYMENT AGREEMENT. Concurrently with the Closing, the Stockholder and Moovies shall enter into an employment agreement (the "Employment Agreement") in the form of Exhibit 3.12 attached hereto and made a part hereof.

      3.13 NO NEGOTIATIONS. The Stockholder and the Companies covenant that, subject to the termination provisions contained herein, from and after the date hereof until Closing, neither any Company nor its respective officers or directors nor anyone acting on behalf of any Company or such persons, nor the Stockholder, shall, directly or indirectly, solicit, engage in discussions or negotiations with, or provide any information to, any person, firm or other entity or group (other than Moovies or its representatives) concerning any merger, sale of substantial assets, purchase or sale of shares of capital stock or similar transaction involving either Company. In addition, the provisions of Sections 11.1 and 11.2 of that certain letter of intent dated July 16, 1996 between Moovies, MW, Franchise and Stockholder as amended (the "Letter of Intent"), are hereby expressly incorporated herein by reference and applicable from the date hereof.

      3.14       INTENTIONALLY OMITTED.

      3.15       INTENTIONALLY OMITTED.

      3.16 COOPERATIVE EXPENSES. The Companies have incurred certain advertising expenses, a portion of which have been submitted to various distributors for reimbursement pursuant to certain agreements between members of the Companies and such distributors with respect to cooperative advertising, a true, correct and complete description of which for each Company is contained as a separate disclosure on Schedule 3.16 (the "Reimbursable Cooperative Expenses"). To the extent the distributors fail to reimburse Moovies for such Reimbursable Cooperative Expenses, which would be due in the normal course of business, Moovies will notify Stockholder in writing of such failure, and Stockholder will have the right to assist Moovies in obtaining such Reimbursable Cooperative Expenses. If Moovies is unable to obtain reimbursement within 120 days following the date Stockholder received written notice of such failure, Moovies shall have a right of set-off under the Subordinated Promissory Notes equal to the amount of such unreimbursed Reimbursable Cooperative Expenses.

      3.17 LEASES FOR AFFILIATED STORES. (a) In respect of any of the Stores located in premises which are owned directly or indirectly by Stockholder or any affiliate of any of the Companies, which Stores are listed on Schedule 3.17(a) attached (the "Affiliated Stores"), each Company and Stockholder agrees that such Company and Stockholder shall, or shall cause such owner, to enter into an amended and restated lease containing a fair market rental and such other terms and conditions satisfactory to Moovies in substantially the form of Exhibit 3.17(a) attached hereto (the "Affiliated Store Lease"). Schedule 3.17(a) also sets forth with respect to each Affiliated Store Lease the rents, CAM charges, taxes and other costs payable from the date hereof through December 31, 2001.

                 (b)      Notwithstanding the terms and provisions contained in
Section 3.17(a) above, with respect to Affiliated Store No. 4 at the Closing, Stockholder and Moovies, Inc. will enter into an Sublease Agreement in form reasonably acceptable to Stockholder and to Moovies, Inc. which includes the terms summarized in Schedule 3.17(b) attached (the "Affiliated Store Sublease"). Stockholder agrees to act in good faith and cooperate with Moovies, Inc. to assist Moovies, Inc. in substituting for the Affiliated Store Sublease a direct lease with the master landlord for such premises on terms on which the gross rental payment and cost thereunder are no greater to Moovies, Inc. than those set forth in the Affiliated Store Sublease. In agreeing to act in good faith and cooperate with Moovies, Inc., Stockholder agrees to similarly enter into a substitute lease with such landlord with respect to the "Pizza Hut" space retained by Stockholder as sublessor and situated adjacent to such video rental store leased premises if the landlord so agrees to enter into a substitute lease without additional cost to Stockholder. So long as the Affiliated Store Sublease remains in effect, Stockholder agrees not to breach any term or provision contained in Stockholder's lease with the master landlord and not to take any action, or fail to take any action, under the master lease which would breach any rights of Moovies, Inc. as lessee.

      3.18 PERSONAL ASSETS. The parties acknowledge and agree that those assets set forth on Schedule 1.2 attached hereto are owned personally by Stockholder and not by any of the Companies ("Personal Property") and shall be retained by Stockholder and removed from the Stores within 120 days after the Closing. All risk of loss of such Personal Property will remain with Stockholder, before and after its removal.

      3.19 CASH AT STORES. The Companies agree that $500 will be left in the cash register or safe of each Store at Closing for the benefit of Moovies.

      3.20       INTENTIONALLY OMITTED.

      3.21       COVENANT RE:  TAX MATTERS.

                 (a) Payment of Taxes. The Companies and the Stockholder shall be solely responsible for payment of (i) any and all federal, state, local, foreign, and other taxes, assessments or other governmental charges, including, without limitation, income, estimated income, business, occupation, franchise, property, sales, gross receipt, employment, or withholding taxes, including interest, penalties and additions in connection therewith for which any of the Companies or Stockholder is or may be liable, arising from the operation of any of the Companies or the Business, or the Companies' use of the Purchased Assets, prior to Closing (regardless of whether the filing of any return with respect thereto or payment of any amount in respect thereof is filed, paid or due prior to, on or after the Closing Date), and (ii) any sales, stamp, use, transfer, recording or similar tax liability with respect to the sale of the Purchased Assets to Moovies by the Companies (collectively, "Taxes" and individually a "Tax"). Notwithstanding the foregoing, Moovies shall be solely responsible for payment of any and all recording costs for recording any lease assignments.

                 (b) Allocations. The parties agree that in the case of any Tax period that begins before and ends after the Closing Date, the Tax for the pre-Closing portion of such period shall be determined by allocating items of income, deduction, credits and allowances between the pre-Closing portion and the post-Closing portion in accordance with the provisions of Treasury Regulations Section 1.1502-76(b)(2), and by calculating the Tax for such pre-Closing portion as if such portion were a separate Tax year.

                 (c)      Filing of Tax Returns.   Unless otherwise agreed to
by Moovies and the Companies, the Companies and the Stockholder shall be responsible for, and shall pay all costs incurred in connection with, preparing and filing all Tax returns for all Tax periods in respect of the Companies and the Business ending on, before and after the Closing Date which have not been previously filed; provided that not less than ten (10) days prior to the filing of such returns, such returns shall be submitted to Moovies for its review. Moovies shall pay to the Companies any and all amounts received by Moovies at any time after the Closing to the extent such amounts are attributable to recovery, refund or other return of Taxes for any Tax period in respect of the Companies and the Business ending on or before the Closing Date the payment of which has been received by Moovies.

                 (d) Cooperation. Except as otherwise provided in this Agreement, the parties hereby agree that each of them shall cooperate with the other in executing or causing to be executed any required document and by making available to the other all work papers, records and notes of any kind at all reasonable times for the purpose of allowing the appropriate party to complete Tax returns, participate in a proceeding, obtain refunds, make any determination required under this Agreement or defend or prosecute Tax claims.

                                   ARTICLE 4
                       REPRESENTATIONS AND WARRANTIES OF
                       THE COMPANIES AND THE STOCKHOLDER

      In order to induce Moovies to enter into this Agreement and consummate the transactions contemplated hereby, each Company and the Stockholder jointly and severally represent and warrant to Moovies as follows, each of which warranties and representations is material to and relied upon by Moovies.

      4.1 ORGANIZATION AND AUTHORITY OF THE COMPANIES. Each Company is a corporation duly organized and validly existing under the laws of the State of Michigan. Each Company is duly qualified as a foreign corporation in all jurisdictions in which the conduct of its business or the ownership of its properties requires such qualification and Schedule 4.1 lists all the states where such Company is so qualified. Each Company has all necessary corporate power and authority to own, lease and operate its properties and conduct its business as it is currently being conducted. None of the Companies owns, directly or indirectly, any equity interest in any corporation, partnership, joint venture, or other entity nor does it have any subsidiaries, which for purposes of this Agreement means any corporation or other legal entity of which any Company (either alone or through or together with any other affiliate of such Company) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

      4.2 CORPORATE POWER AND AUTHORITY; DUE AUTHORIZATION. Each Company has full corporate power and authority, and the Stockholder has full power and authority, to execute and deliver this Agreement and each of the Transaction Documents to which any Company or the Stockholder is or will be a party and to consummate the transactions contemplated hereby. "Transaction Documents" means each of the agreements, documents and instruments referenced in this Agreement to be executed and delivered by any Company and/or the Stockholder. The directors and the Stockholder of each Company have duly approved and authorized the execution and delivery of this Agreement and each of the Transaction Documents to which such Company is or will be a party and the consummation of the transactions contemplated hereby and thereby, and no other corporate proceedings are necessary. Assuming that this Agreement and each of the Transaction Documents which are also Moovies' Transaction Documents (as defined herein) constitutes a valid and binding agreement of Moovies, as applicable, this Agreement and each of the Transaction Documents constitutes, or will constitute when executed and delivered, a valid and binding agreement of such Company and/or the Stockholder, as the case may be, in each case enforceable in accordance with its terms, subject to laws of general application in effect affecting creditors' rights and subject to the exercise of judicial discretion in accordance with general equitable principles.

      4.3 TITLE TO ASSETS. Except as disclosed on Schedule 4.3 attached hereto, each Company has good and valid title to all of its assets (and a valid and enforceable leasehold interest in all of its assets subject to Leases), free and clear of any liens, pledges, encumbrances, claims or similar rights of third parties except for (i) any liens for taxes not yet due and payable and
(ii) liens that, individually and in the aggregate, are immaterial in character, amount and extent, and which do not detract from the value or interfere with the present or proposed use of the assets they affect. At the Closing, the Companies will transfer to Moovies, Inc. and the Subsidiary, respectively, good and valid title to all of the respective Companies' assets (and valid and enforceable leasehold interests in all assets subject to Leases), free and clear of any liens, pledges, charges, encumbrances, claims or similar rights of third parties, except for (i) any liens for taxes not yet due and payable; (ii) liens that, individually and in the aggregate are immaterial in character, amount and extent, and which do not detract from the value or interfere with the present or proposed use of the Companies' assets they affect; (iii) those liens and encumbrances set forth on Schedule 4.3 attached hereto; and (iv) those liens and encumbrances for which Moovies shall receive secured lender and secured creditor payoff letters at the Closing pursuant to
Section 7.4(m) below.

      4.4 NO CONFLICT; REQUIRED CONSENTS. Assuming all consents, approvals, authorizations and other actions listed on Schedule 4.4 hereto have been obtained or taken prior to Closing, the execution and delivery by each Company and the Stockholder of this Agreement and the Transaction Documents, and the consummation by each Company and the Stockholder of the transactions contemplated hereby and thereby do not and will not (a) require the consent, approval or action of, or any filing with or notice to, any corporation, firm, person or other entity or any public, governmental or judicial authority; (b) violate the terms of any instrument, document or agreement to which any Company or the Stockholder is a party, or by which any Company or the Stockholder or the property of any Company or the Stockholder is bound, or be in conflict with, result in a breach of or constitute (upon the giving of notice or lapse of time or both) a default under any such instrument, document or agreement, or result in the creation of any lien upon any of the property or assets of any Company or the Stockholder; (c) violate any Company's Articles of Incorporation or Bylaws; or (d) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to any Company or the Stockholder, or the Business or assets of any Company. Neither any Company nor the Stockholder is subject to, or is a party to, any mortgage, lien, lease, agreement, contract, instrument, order, judgment or decree or any other restriction of any kind or character which would prevent or hinder the continued operation of the Business of any Company after the Closing on substantially the same basis as theretofore operated.

      4.5 STOCKHOLDER OF THE COMPANIES. Stockholder is the sole stockholder of each of the Companies.

      4.6 COMPLIANCE WITH LAWS. Each of the Companies is in compliance with all applicable laws, orders, rules and regulations of all governmental bodies and agencies, except where, in the Companies' or the Stockholder's reasonable good faith belief, such noncompliance has and will have, individually or in the aggregate, no Material Adverse Effect on the Business or assets of such Company. Neither the Company nor the Stockholder has received written notice of any noncompliance with the foregoing.

      4.7 LICENSES AND PERMITS. Each of the Companies holds and is in compliance with all licenses, permits, concessions, grants, franchises, approvals and authorizations listed on Schedule 4.7 attached hereto, and such list constitutes all of the licenses, permits, concessions, grants, franchises, approvals and authorizations necessary or required for the use or ownership of such Companies' assets and the operation of such Company's Business. Neither any Company nor the Stockholder has received written notice of any violations in respect of any such licenses, permits, concessions, grants, franchises, approvals or authorizations. No proceeding is pending or, to the knowledge of any Company or the Stockholder, is threatened, which seeks revocation or limitation of any such licenses, permits, concessions, grants, franchises, approvals or authorizations.

      4.8        FINANCIAL INFORMATION.

                 (a) Attached as Schedule 4.8(a) are true, correct and complete copies of the combined unaudited balance sheets of the Companies as of December 31, 1995, December 31, 1994, and December 31, 1993, and as of September 30, 1996 and September 30, 1995 and combined unaudited income statements for the fiscal years and interim periods then ended (such interim periods being the "Unaudited Interim Statements"; collectively the interim periods and fiscal years being the "Unaudited Financial Statements"). Except with respect to any amounts paid to the Companies by Stockholder, or paid by Stockholder to the Companies, or due or owing to or from the Stockholder and any of the Companies, respectively, for which no representation or warranty is made (other than the representation and warranty in Section 4.8(b) below), (i) all such Unaudited Historical Financials (including any related notes and schedules) have been prepared on an income tax basis and fairly present the combined financial condition of the Companies at the respective dates thereof and the results of their combined operations for the periods then ended and
(ii) the Unaudited Historical Financials (including any related notes and schedules for the fiscal year ended December 31, 1996 to be delivered to Moovies under Section 3.3(b) above will have been prepared on an income tax basis and will fairly present the combined financial conditions at December 31, 1996 and the results of their combined operations for the period ended December 31, 1996.

                 (b) None of the Companies is, nor has any Company been during the 12 months immediately preceding the execution of this Agreement, insolvent within the meaning of 11 U.S.C. Section 101(31). Except as set forth on Schedule 4.8(b) attached hereto, each Company has and is paying its debts as they become due.

      4.9        SUFFICIENCY OF ASSETS.   The Purchased Assets constitute all
the material tangible and intangible assets of any nature with which each Company has conducted its business for the 12 month period prior to the Closing Date, subject only to additions and deletions of Inventory in the ordinary course of business and the Excluded Assets. All material assets and rights relating to each Company's Business are held solely by each Company, and all agreements, obligations, expenses and transactions related to each Company's Business have been entered into, incurred and conducted only by such Company, and no affiliate of such Company owns or has any rights in or to any of the Purchased Assets, properties or rights used by either Company in the operation of its Business. All material assets and rights relating to each Company's Business are held solely by, and all agreements, obligations, expenses and transactions related to each Company's Business have been entered into, incurred and conducted solely by, such respective Company.

      4.10 DEPOSITS. Attached as Schedule 4.10 is a true, correct and complete in all material respects list of all security and other deposits, prepayments and prepaid expenses and Reimbursable Cooperative Expenses of each Company setting forth the amount of each Deposit. Certain Security Deposits may be Excluded Assets to the extent set forth in Section 1.1(g) above.

      4.11       TRADE PAYABLES; ACCRUED EXPENSES; OTHER DEBT.

                 (a) Schedule 4.11(a) is a true, correct and complete list of the trade payables and accrued expenses of each Company outstanding as of the date set forth on such schedule. Except as specifically set forth on
Schedule 4.11(a) and except with respect to the MVC One Month Deferred Payment, all such trade payables and accrued expenses have been incurred in the ordinary course of business. Schedule 4.11(a) designates which of the trade payables of the Companies are over 60 days old. Such lists shall be updated by the Companies every 30 business days until the Closing.

                 (b) Within ten business days following the Closing Date, the Companies shall deliver to Moovies an updated list of trade payables and accrued expenses in all material respects of each Company (the "Closing Trade Payables and Accrued Expenses List") listing all trade payables and accrued expenses of the Companies as of the Closing Date. The Closing Trade Payables and Accrued Expenses Lists will be true, correct and complete in all material respects and shall designate (i) those trade payables and accrued expenses that were incurred other than in the ordinary course of business or (ii) are, at the Closing, over 60 days old.

                 (c) Schedule 4.11(c) is a true and correct list of all obligations for all indebtedness of each Company as of the date hereof (other than trade payables) and all obligations of such Company as of the date hereof incurred other than in the ordinary course of business, stating the origin of the obligation, the security therefor, the amount owed and the terms of payment.

                 (d) Following the Closing, any trade payables, accrued expenses, obligations and indebtedness of the Companies outstanding as of the Closing and not paid in full at the Closing will be promptly paid by the Companies when due.

      4.12       TAX RETURNS AND PAYMENTS.

                 (a) The Companies have correctly and timely filed all Tax Returns required by law to be filed on or before the date of this Agreement and shall correctly and timely file all Tax Returns required by law to be filed on or prior to the Closing Date. All such Tax Returns are true, correct and complete in all respects, and all amounts shown as owing thereon have been paid. Except as disclosed on Schedule 4.12, no penalties, interest or other charges are or will be due with respect to the late filing of any such Tax Returns. Except as disclosed on Schedule 4.12 attached hereto, the Companies have made all estimated Tax payments required to be made under the Code. Taxes for all Pre-Closing Tax Periods and all

Pre-Closing Portions were fully paid or will be included in the Tax Reserve. Neither the Companies nor any of their stockholders has received a claim of Taxes due or notice of any issues raised by any Tax Authority with respect to the Companies. There are no pending or threatened audits, investigations or claims by any Tax Authority for or relating to any liability in respect of Taxes. No state, federal or local tax liens exist with respect to the Companies or their stockholders or any of the Companies' assets. Neither Companies nor any of their stockholders has entered into any agreements or waivers extending the time for the assessment of any Tax. Prior to the execution of this Agreement, the Companies have provided to Moovies true, correct and complete copies of the Companies' federal and state income tax returns filed for 1995, 1994 and 1993, which returns were properly signed by the Companies and timely filed with the Internal Revenue Service and appropriate state tax authorities. All state tax clearance letters requested by Moovies shall have been obtained by the Companies on or prior to the Closing Date.

                 (b) Each Company is a corporation described in Section 280G(b)(5)(A)(i) of the Code, and, therefore, none of the payments to be made by Moovies pursuant to this Agreement will be subject to the excise tax described in Section 4999 of the Code.

      4.13 FIXED ASSETS AND VEHICLES. The Fixed Assets and Vehicles include all of the furniture, fixtures and equipment, trailers and vehicles owned and used by such Company in the operation of its Business and Vehicles. Except as specifically set forth on Schedule 4.13 attached hereto, each of the Fixed Assets and Vehicles is in good operating condition and repair, normal wear and tear excepted. A true, correct and complete list of the Fixed Assets and Vehicles and the location thereof is attached as Schedule 4.13.

      4.14 INVENTORY. Each Company's Inventory consists, and as of the close of business on the last business day preceding the Closing Date will consist, primarily of videos and video games for sale and rental, recorders and video game equipment for rental and video accessories, cleaning equipment and confectionery items for sale which, except as specifically set forth on
Schedule 4.14 attached hereto, are undamaged, good and merchantable and of a quality and quantity usable, rentable and/or saleable, as appropriate, in the ordinary course of business. At the Closing, there will be on hand, at each Store and at the Companies' warehouse(s), Inventory levels in amounts and of a quality consistent with such Company's past practices in the ordinary course of business and at levels sufficient for Moovies to operate the Company's Business in the ordinary course consistent with the Company's past practices. After the date hereof and prior to the Closing, all Inventory shall be purchased or sold only in the ordinary course of business, consistent with the Companies' prior practices. Schedule 4.14 attached hereto, to the best of the Companies' and Stockholder's knowledge, lists the total number of videos and video games located at the Stores. Within five days after the Closing Date, the Stockholder shall provide a true, correct and complete list as of the Closing Date (which may be written or may be on computer disk) of all rental and sale Inventory of the Companies immediately before the effectiveness of the Closing, designating the location at the Closing of such Inventory at the Stores or at any warehouse of the Company or at any other location.

      4.15 INTELLECTUAL PROPERTY. Schedule 4.15 hereto lists all trademarks, service marks, trade names, copyrights, and other intangible assets of the Companies (collectively, the "Intellectual Property") used by such Company in the operation of its Business and, to the knowledge of the Companies and the Stockholder, such Company owns and/or has the sole and exclusive right to use all of the Intellectual Property. Upon the consummation of the transactions contemplated hereby and compliance with applicable laws as to the assignment of such Intellectual Property, to the knowledge of the Companies and the Stockholder, the Subsidiary will have the sole and exclusive right to own and use the Intellectual Property. No claims have been asserted and no claims are pending or, to any Company's or the Stockholder's knowledge, threatened by any person or entity, as to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any state or federal registration of the Intellectual Property and neither any Company nor the Stockholder knows of any valid basis for such claim. To the best knowledge of the Companies and the Stockholder, each Company's use of the Intellectual Property, and the Subsidiary's continued use of the Intellectual Property following the Closing in the same manner as heretofore used by such Company, does not and will not infringe on the rights of any person or entity. Within 20 business days following the Closing, MW, Franchise and Cambridge shall file in their states of incorporation and states of foreign qualification documents to remove "Movie Warehouse" from their corporate names.

      4.16       CONTRACTS.

                 (a) Schedule 4.16 sets forth a true and complete list of all written or oral contracts, agreements and other instruments (other than the Leases described in Section 4.19 hereof) to which any Company is a party or to which any Company's assets are subject or bound, including, without limitation, agreements with distributors, vendors, suppliers, independent contractors and franchisees ("Franchise Agreements") in the operation of any Company's Business, and any contract, agreement or understanding involving an aggregate annual expenditure of less than $5,000 (collectively, the "Contracts"). Notwithstanding the foregoing, none of the Contracts includes any contracts, agreements or obligations between any of the Companies and either Movie Warehouse of Port Huron, Inc. ("Port Huron") or Man Sel Video, Inc. ("Man Sel"), Michigan corporations. Except as expressly identified on Schedule 3.17 attached, neither Stockholder nor any of the

Companies has any direct or indirect ownership in or financial arrangement with any of the parties which have entered into the Contracts with any of the Companies. Prior to execution of this Agreement, the Companies and the Stockholder have provided to Moovies true, correct and complete copies of the Contracts, including any and all amendments and waivers thereto. Assuming the Contracts constitute the valid and binding agreements of the parties thereto other than the Company, such Contracts are valid, legally binding and enforceable against the parties thereto subject to laws of general application in effect affecting creditors' rights and subject to the exercise of judicial discretion in accordance with general equitable principles. Neither any Company, or, to the best knowledge of the Companies and the Stockholder, any other party to any of the Contracts, is in breach of, or in default under, any of the Contracts, and no event has occurred which, with the notice or lapse of time, or both, would constitute a default by any Company, to the best knowledge of the Companies and the Stockholder, any other party to any of the Contracts. Except as specifically set forth on Schedule 4.16 attached hereto, the assignment of any of the Contracts to the Subsidiary in accordance with this Agreement will not constitute a breach or violation of such Contract. None of the Companies is a party to any continuing contract for the future purchase of inventory, materials, supplies or equipment in excess of the requirements for its Business as now being conducted.

                 (b) In granting the franchises under the Franchise Agreements, and in the operation of the franchises, Franchise has complied with all state and federal franchise, business opportunity and similar laws and regulations governing the franchise and license thereunder. Except as set forth on Schedule 4.18 attached (i) there have been and there are no disputes, oral agreements or forbearances in effect as to the Franchise Agreements. Except as set forth on Schedule 4.18 attached, to Franchise's and Stockholder's knowledge, each franchisee is operating its franchise within the one mile protective radius of the franchise location as provided in Item 12 of Franchise's Uniform Franchise Offering Circular, (ii) all royalties and other sums due and owing under the Franchise Agreements have been paid in full, and
(iii) there are no pending or threatened lawsuits or claims from a franchisee or any notice from any franchisee under the Franchise Agreements. There are no "franchise brokers" or others who are entitled to seek commissions for the sale of franchises. There are no Location Deposit Agreements (as defined in Franchise's Uniform Franchise Offering Circulars). There is currently no state or national advertising fund in respect of the franchisees under the Franchise Agreements. The expiration date of the term of each Franchise Agreement is set forth in such agreements. All "Earnings Claims" made by MW or Franchise pursuant to Item 19 of Franchise's Uniform Franchise Circulars were, when made, accurate and not misleading.

                 (c) At the Closing, Subsidiary will enter into a License Agreement with Port Huron and Man Sel (the "Limited License

Agreements") in the form of Exhibit 4.16(c) attached granting Port Huron and Man Sel the right to use the name "Movie Warehouse" subject to the terms and conditions set forth therein. No royalty or franchise fees shall be payable by Port Huron or Man Sel for such use of the mark "Movie Warehouse". Neither Moovies, Inc. nor Subsidiary is or shall be a franchise of Port Huron and Man Sel. Port Huron and Man Sel are franchisees of MW.

                 (d) At Closing, Mansour Computer Software, Inc. (a/k/a Microlan) ("Microlan") shall enter into a Software License Agreement (the "Microlan Software Agreement") in the form of Exhibit 4.16(d).

      4.17 HAZARDOUS SUBSTANCE. For purposes of this paragraph, "hazardous substance" means any matter giving rise to liability under the Resources Conservation Recovery Act, 42 U.S.C. Section 6901 et. seq., the Comprehensive Environment Response Compensation and Liability Act, 42 U.S.C. Sections 9601 et. seq., the Clean Water Act, 33 U.S.C. Sections 1251 et. seq. or generally any contaminant, asbestos, oil, radioactive or other material, the removal of which is required or the maintenance of which is regulated or prohibited or penalized by any local, state or federal agency, authority or governmental unit. There are no material violations of federal, state and local laws relating to health, safety or the environment relating to the operations of any Company's Business or the current or former state of any Company's assets. To the best knowledge of the Companies and the Stockholder, no asbestos has ever been used in the construction, repair or maintenance of any improvement located on or at the Stores, any Company's assets or in the operation of any Company's Business and there has been no discharge, release or disposal of any hazardous substance at, on or from the Stores or any Company's assets or in the operation of any Company's Business which could create any liability upon any Company, Moovies or the Subsidiary. Neither any Company nor the Stockholder has received any written notice of any pending or threatened claim or litigation in which any person or entity alleges the presence, release, threat of release, placement on or at the Stores or any Company's assets, or the generation, transportation, storage, treatment, or disposal on, at or from the Stores or any Company's assets, of any hazardous substance, or in which any person alleges a violation of any law governing or imposing liability arising out of any matter relating to health, safety or the environment. Neither any Company nor the Stockholder has knowledge of or received written notice of the presence, release, threat of release, placement on, at or from the Stores or any Company's assets, or the generation, transportation, storage, treatment, or disposal on, at or from the Stores or any Company's assets of any hazardous substance.

      4.18 LITIGATION; JUDGMENTS. Except as set forth on Schedule 4.18 attached hereto, there is no action, proceeding or investigation pending or, to any Company's or the Stockholder's knowledge, threatened against or involving any Company, or the

Stockholder relating to any Company's assets or the operation of any Company's Business, nor is there any action or proceeding pending or, to the knowledge of any of the Companies or the Stockholder, threatened before any court, tribunal or governmental body seeking to restrain or prohibit or to obtain damages or other relief in connection with the consummation of the transactions contemplated by this Agreement, or which might adversely affect any Company's Business or any Company's assets, or any Company's or the Stockholder's ability to consummate the transactions contemplated by this Agreement and the Transaction Documents to which any Company or the Stockholder is a party. Neither any Company nor the Stockholder is subject to any judgment, order or decree entered in any lawsuit or proceeding relating to any Company's assets or the operation of any Company's Business.

      4.19 STORE AND EQUIPMENT LEASES. The Companies have delivered to Moovies true, correct and complete copies of the store and equipment leases listed in Schedule 4.19, together with all amendments, addenda and supplements thereto. Schedule 4.19 is a true, correct and complete list of all written and oral leases to which the any of the Companies is a party, including without limitation all real property and equipment leases, except any lease involving an aggregate annual expenditure of less than $5,000 (collectively, the
"Leases").    With respect to each Lease listed in Schedule 4.19:

                 (a) The Lease is legal, valid, binding, enforceable against the Company and, to the Company's and Stockholder's best knowledge, enforceable against the lessor thereunder, and in full force and effect, subject to laws of general application in effect affecting creditors' rights and subject to the exercise of judicial discretion in accordance with general equitable principles.

                 (b) Subject to obtaining any necessary consent in respect of the transactions contemplated hereunder, the Lease will continue to be legal, valid, binding, enforceable against the Company and, to the Company and Stockholder's best knowledge, enforceable against the lessor thereunder, and in full force and effect on identical terms following the Closing.

                 (c) Neither the Company, nor, to any of the Companies' and the Stockholder's knowledge, any other party to the Lease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default by the Company, as appropriate, or permit termination, modification or acceleration thereunder by any other party thereto;

                 (d) Neither the Company, nor, to any of the Companies' or the Stockholder's knowledge, any other party to the Lease has repudiated in writing any provision thereof;

                 (e) Except as set forth on Schedule 4.19, there have been and there are no disputes, oral agreements or forbearances in effect as to the Lease;

                 (f) Except as set forth on Schedule 4.19, the Company has good title to the leasehold interest under such Lease;

                 (g) Except as set forth on Schedule 4.19, the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold and neither the Company nor the Stockholder is aware of any such assignment, transfer, conveyance, mortgage, deed in trust or encumbrance of any interest in the leasehold; and

                 (h) To each of the Companies' and the Stockholder's knowledge, all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations.

      4.20 INSURANCE. Each Company maintains property, fire, casualty, workman's compensation, general liability insurance and other forms of insurance relating to its assets and the operation of its Business against risks of the kind customarily insured against and in amounts customarily insured (and, where appropriate, in amounts not less than the replacement cost of such Company's assets). Each Company will maintain such insurance policies in full force and effect through the Closing Date. Schedule 4.20 lists all of the insurance policies maintained by each Company, which schedule includes the name of the insurance company, the policy number, a description of the type of insurance covered by such policy, the dollar limit of the policy, and the annual premiums for such policy.

      4.21 UNION; LABOR. None of the Companies is a party to any collective bargaining agreement or any other contract, written or oral, with any trade or labor union, employees' association or similar organization.
There are no strikes or labor disputes pending or threatened, or to any Company's or the Stockholder's knowledge, any attempts at union organization of the employees of any Company. All salaries and wages paid and withheld by any Company are and have been in compliance with all applicable federal, state and local laws.

      4.22       BENEFIT PLANS AND ERISA.

                 (a) Schedule 4.22 sets forth a true and complete list of each "employee benefit plan" (as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and any other bonus, profit sharing, pension, compensation, deferred compensation, stock option, stock purchase, fringe benefit, severance, post-retirement, scholarship, disability, sick leave, vacation, individual employment, commission, bonus, payroll practice, retention, or other plan, agreement, policy, trust fund or arrangement (each such plan, agreement, policy, trust fund or arrangement is referred to herein as an "Employee Benefit Plan", and collectively, the "Employee Benefit Plans") that is currently in effect, was maintained since December 31, 1975 or which has been approved before the date hereof but is not yet effective, for the benefit of current or former directors or employees of any Company or any other persons currently or formerly performing services for any Company, and/or beneficiaries of any such persons (collectively, "Business Employees") or with respect to which any Company or any "ERISA Affiliate" (hereby defined to include any trade or business, whether or not incorporated, other than any Company, which has employees who are or have been at any date of determination occurring within the preceding six (6) years, treated pursuant to Section 4001(a)(14) of ERISA and/or Section 414 of the Code as employees of a single employer which includes each Company) has or has had any obligation on behalf of any Business Employee. Except as disclosed on Schedule 4.22 attached hereto, there are no other benefits to which any Business Employee is entitled or for which any Company has any obligation.

                 (b) Each Company has delivered to Moovies, with respect to each Employee Benefit Plan, true and complete copies of (i) the documents embodying and relating to the plan, including, without limitation, the current plan documents and documents creating any trust maintained pursuant thereto, all amendments, investment management agreements, administrative service contracts, group annuity contracts, insurance contracts, collective bargaining agreements, the most recent summary plan description with each summary of material modification, if any, and employee handbooks, (ii) annual reports including but not limited to Forms 5500, 990 and 1041 for the last three (3) years for the plan and any related trust, (iii) actuarial valuation reports and financial statements for the last three years, and (iv) each communication involving the plan or any related trust to or from the Internal Revenue Service ("IRS"), Department of Labor ("DOL"), Pension Benefit Guaranty Corporation ("PBGC") or any other governmental authority including, without limitation, the most recent determination letter received from the IRS pertaining to any Employee Benefit Plan intended to qualify under Sections 401(a) or 501(c)(9) of the Code.

                 (c) No Company has any obligation to contribute to or provide benefits pursuant to, and has no other liability of any kind with respect to, (i) a "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA), or (ii) a "plan maintained by more than one employer" (within the meaning of Section 413(c) of the Code).

                 (d) Except as otherwise set forth on Schedule 4.22 attached hereto, no Company is liable for, and neither Moovies, Subsidiary nor any Company will be liable for, any contribution, tax, lien, penalty, cost, interest, claim, loss, action, suit, damage, cost, assessment or other similar type of liability or expense of any ERISA Affiliate (including predecessors thereof) with regard to any Employee Benefit Plan maintained, sponsored or contributed to by an ERISA Affiliate (if a like definition of Employee Benefit Plan were applicable to the ERISA Affiliate in the same manner as it applies to each Company), including, without limitation, withdrawal liability arising under Title IV, Subtitle E,
Part 1 of ERISA, liabilities to the PBGC, or liabilities under Section 412 of the Code or Section 302(a)(2) of ERISA.

                 (e) Each Company, each ERISA Affiliate, each Employee Benefit Plan and each Employee Benefit Plan "sponsor" or "administrator" (within the meaning of Section 3(16) of ERISA) has complied in all respects with the applicable requirements of Section 4980B of the Code and Section 601 et seq. of ERISA (such statutory provisions and predecessors thereof are referred to herein collectively as "COBRA"). Schedule 4.22 lists the name of each Business Employee who has experienced a "Qualifying Event" (as defined in COBRA) with respect to an Employee Benefit Plan who is eligible for "Continuation Coverage" (as defined in COBRA) and whose maximum period for Continuation Coverage required by COBRA has not expired. Included in such list are the current address for each such individual, the date and type of each Qualifying Event, whether the individual has already elected Continuation Coverage and, for any individual who has not yet elected Continuation Coverage, the date on which such individual was notified of his or her rights to elect Continuation Coverage. Schedule 4.22 also lists the name of each Business Employee who is on a leave of absence (whether or not pursuant to the Family and Medical Leave Act of 1993, as amended ("FAMLA") and is receiving or entitled to receive health coverage under an Employee Benefit Plan, whether pursuant to FAMLA, COBRA or otherwise.

                 (f) With respect to each Employee Benefit Plan and except as otherwise set forth on Schedule 4.22 attached hereto:

                          (i)     all payments required by the Employee Benefit
Plan, any collective bargaining agreement or by law (including all contributions, insurance premiums, premiums due the PBGC or intercompany charges) with respect to all periods through the date hereof have been made;

                          (ii)    there are no violations of or failures to
comply with ERISA and the Code with respect to the filing of applicable reports, documents, and notices regarding the Employee Benefit Plan with the DOL, the IRS, the PBGC or any other governmental authority, or any of the assets of the Employee Benefit Plan or any related trust;

                          (iii)   no claim, lawsuit, arbitration or other
action has been asserted or instituted or threatened in writing against the Employee Benefit Plan, any trustee or fiduciaries thereof, any Company or any ERISA Affiliate, any director, officer or employee thereof, or any of the assets of the Employee Benefit

Plan or any related trust;

                          (iv)    all amendments required to bring the Employee
Benefit Plan into conformity with applicable law, including, without limitation, ERISA and the Code, have been timely adopted;

                          (v)     the Employee Benefit Plan complies with and
has been maintained and operated in accordance with its respective terms and the terms and the provisions of applicable law, including, without limitation, ERISA and the Code (including rules and regulations thereunder);

                          (vi)    no "prohibited transaction" (within the
meaning of Section 4975 of the Code and Section 406 of ERISA) has occurred or is expected to occur with respect to the Employee Benefit Plan (and the transactions contemplated by this Agreement will not constitute or directly or indirectly result in such a "prohibited transaction") which has subjected or could subject any Company, any ERISA Affiliate, Moovies, the Subsidiary or any officer, director or employee of any Company, any ERISA Affiliate, Moovies, the Subsidiary or the Employee Benefit Plan trustee, administrator or other fiduciary, to a tax or penalty on prohibited transactions imposed by either
Section 502 of ERISA or Section 4975 of the Code or any other liability with respect thereto;

                          (vii)   the Employee Benefit Plan is not under audit
or investigation by the IRS or the DOL or any other governmental authority and no such completed audit, if any, has resulted in the imposition of any tax, interest or penalty;

                          (viii)  if the Employee Benefit Plan purports to
provide benefits which qualify for tax-favored treatment under Sections 79, 105, 106, 117, 120, 125, 127, 129 or 132 of the Code, the Employee Benefit Plan satisfies the requirements of said Section(s); and

                          (ix)    the Employee Benefit Plan may be unilaterally
amended or terminated on no more than 90 days notice.

                 (g) None of the Companies is subject to any liens, and excise or other taxes under ERISA, the Code or other applicable law relating to any Employee Benefit Plan; has not ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA; has not withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA; and has not ceased making contributions to any Employee Benefit Plan subject to 4064(a) of ERISA to which any Company or any ERISA Affiliate made contributions at any time during the six (6) years prior to the date hereof.

                 (h) The consummation of the transactions contemplated by this Agreement will not give rise to any liability for any employee benefits, including, without limitation, liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any Business Employee.

                 (i) Except as set forth on Schedule 4.22, no Employee Benefit Plan in any way provides for any benefits of any kind whatsoever (other than under COBRA, the Federal Social Security Act or any Employee Benefit Plan qualified under Section 401(a) of the Code) to any Business Employee who, at the time the benefit is to be provided, is a former director or employee of, or other provider of services to, any Company or an ERISA Affiliate (or a beneficiary of any such person), or any other Business Employee, nor have any representations, agreements, covenants or commitments been made to provide such benefits.

                 (j) Since December 31, 1995 and through the date hereof, except as set forth on Schedule 4.22, neither any Company nor any ERISA Affiliate has, nor will it, (i) institute or agree to institute any new employee benefit plan or practice, (ii) make or agree to make any change in any Employee Benefit Plan, (iii) make or agree to make any increase in the compensation payable or to become payable by any Company or any ERISA Affiliate to any Business Employee, or (iv) except pursuant to this Agreement and except for contributions required to provide benefits pursuant to the provisions of the Employee Benefit Plans, pay or accrue or agree to pay or accrue any bonus, percentage of compensation, or other like benefit to, or for the credit of, any Business Employee.

                 (k) Any contribution, insurance premium, excise tax, interest charge or other liability or charge imposed or required with respect to any Employee Benefit Plan which is attributable to any period or any portion of any period prior to the Closing shall be reflected as a liability on the Historical Financials, Audited Financials or Interim Financials, as appropriate.

                 (l) Attached hereto as a part of Schedule 4.22 is a true, correct and complete list by employee of the number of days and amount of accrued unpaid vacation and sick pay for each employee of the Companies ("Accrued Vacation Obligations").

      4.23       IMMIGRATION MATTERS.

                 (a) With respect to all employees (as defined in Section 274a.1(g) of Title 8, Code of Federal Regulations) of each Company, such Company has complied with the Immigration Reform and Control Act of 1986 and all regulations promulgated thereunder ("IRCA") with respect to the completion, maintenance and other documentary requirements of Forms I-9 (Employment Eligibility Verification Forms) for all current and former employees and the reverification of the employment status of any and all employees whose employment authorization documents indicated a limited period of employment authorization.

                 (b) Schedule 4.23 attached hereto contains a true and complete list of all employees of each Company who are not citizens of the United States of America and who are not permanent residents of the United States of America, together with a true and complete list of the visa status and visa expiration dates of each such employee.

                 (c) Each Company has only employed individuals authorized to work in the United States. None of the Companies has received any written notice of any inspection or investigation relating to its alleged noncompliance with or violation of IRCA, nor has it been warned, fined or otherwise penalized by reason of any failure to comply with IRCA.

                 (d) The consummation of the transactions contemplated by this Agreement will not (i) give rise to any liability for the failure to properly complete and update Forms I-9, (ii) give rise to any liability for the employment of individuals not authorized to work in the United States and (iii) cause any current employee to become unauthorized to work in the United States.

      4.24 BROKER'S FEES. Neither any Company, nor the Stockholder has retained or utilized the services of any broker, finder or intermediary, or paid or agreed to pay any fee or commission to any other person or entity for or on account of the transactions contemplated hereby, or had any communications with any person or entity with respect thereto, which would obligate Moovies or the Subsidiary to pay any such fees or commissions.

      4.25       ABSENCE OF MATERIAL CHANGES.  Except as set forth in Schedule
4.25 attached hereto, from December 31, 1995 to the date of this Agreement:

                 (a) there has not been any Material Adverse Effect in the condition (financial or otherwise) of the Business, the liabilities or the assets of any Company;

                 (b) there has been no Material Adverse Effect in any Company's relations with, nor has any Company lost (or received written notice that it is about to lose) any distributors or suppliers with which any Company has significant business relations;

                 (c) each Company has operated its Business in the ordinary course and has not sold, assigned, or transferred any of its assets except in the ordinary course of business consistent with past practice;

                 (d) neither any Company, nor the Stockholder has mortgaged, pledged or subjected to any lien, pledge, mortgage, security interest, conditional sales contract, or other encumbrance of any nature whatsoever, any of any Company's assets or affected the Stockholder's ownership of any Company's issued and outstanding equity securities;

                 (e) there has been no amendment, termination, or waiver of any right of any Company under any contract, governmental license or permit that may materially adversely affect its assets, its Business or the Stockholder's ownership of such Company's issued and outstanding equity securities;

                 (f)       None of the Companies has:

                          (i)     paid any judgment resulting from any suit,
proceeding, arbitration, claim or counterclaim in respect of its assets or Business in excess of $10,000 (provided that all such excluded payments do not aggregate to more than $50,000);

                          (ii)    made any such payment to any party in
settlement of any such suit, proceeding, arbitration, claim or counterclaim in excess of $10,000 (provided that all such excluded payments do not aggregate to more than $50,000);

                          (iii)   except in the ordinary course of business,
made any material changes in the customary methods of operation of such Company's Business, including practices and policies relating to purchasing, marketing, selling, accounting (except in respect of changes required by Moovies and the accountants) or payment of trade creditors;

                          (iv)    (except in respect of ordinary trade
payables) incurred any indebtedness or guaranteed any indebtedness, except for borrowings under existing loans or lines of credit in the ordinary course of business consistent with past practice;

                          (v)     issued or sold any of its stock, notes, bonds
or other securities, or any option, warrant or other rights to purchase the same;

                          (vi)    taken any action other than in the ordinary
course of business and in a manner consistent with past practices (none of which actions has been unreasonable or unusual) with respect to increasing the compensation of any officer, director, stockholder or employee of such Company or with respect to the grant of any severance or termination pay (otherwise than pursuant to policies of such Company in effect on the date hereof fully disclosed to Moovies in writing prior to the date hereof) or with respect to any increase of benefits payable under its severance or termination pay policies in effect on the date hereof;

                          (vii)   declared, set aside or paid any dividend
or distribution payable in cash, stock, property or otherwise with respect to any Company's capital stock (other than quarterly distributions to such stockholders which are intended to enable the such stockholders to pay federal and state income taxes generated by such Company's operations (based on the maximum tax rates applicable to a Michigan resident) consistent with the Company's past practices; or

                          (viii)  agreed, whether in writing or otherwise, to
take any of the actions specified in this Section 4.25.

      4.26 BANK ACCOUNTS AND RECONCILIATIONS. Schedule 4.26 contains a true, complete and correct list showing the name and location of each bank or other financial institution in which each Company has any deposit account of safe deposit box, together with a listing of account numbers and names of all persons authorized to draw thereon or have access thereto. Schedule 4.26 also contains a true, correct and complete copy of the reconciliation of all bank accounts of each Company through September 30, 1996 and a reconciliation of each Company's accounts payable detail to the financial institution account balances of each Company through September 30, 1996 and as completed.

      4.27 ACCOUNTS RECEIVABLE OF FRANCHISE. The Accounts Receivable of Franchise listed on Schedule 4.27 are valid receivables subject to no set-offs or counter claims, are current and not less than 95% of the aggregate amount thereof solely relating to the royalties will be collectible in accordance with their terms at their recorded amounts. Schedule 4.27 will be updated on the Closing Date through the Closing Date. Neither the Companies nor Stockholder makes any representations or warranties as to the collectibility of "late fees" of MW.

      4.28       INTENTIONALLY OMITTED.

      4.29 FULL DISCLOSURE. The statements, representations and warranties made by the Companies and the Stockholder in this Agreement and in the Schedules and Exhibits attached hereto do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

      4.30       INTENTIONALLY OMITTED.

      4.31       INTENTIONALLY OMITTED.

      4.32       INTENTIONALLY OMITTED.

      4.33 NO OWNERSHIP OF MOOVIES, INC. COMMON STOCK. Except for 5,000 shares of Moovies, Inc. Common Stock owned by Stockholder, neither the Stockholder nor any of the Companies currently owns or has previously owned any of the Common Stock of Moovies, Inc.

whether beneficially or of record, and do not contemplate acquisition of such Common Stock other than as contemplated by this Agreement.

      4.34 NO OTHER INTEREST IN VIDEO INDUSTRY. Except in respect of Stockholder's ownership of all of the outstanding stock of a majority of the outstanding stock of Port Huron and Man-Sel, neither Stockholder nor any of the Companies has any direct or indirect ownership or control of any person or entity engaged in the sale or rental of videos or video games whatsoever, other than Stockholder's interest in the Companies.

      4.35       INTENTIONALLY OMITTED.

      4.36       INVESTMENT INTENT REGARDING SUBORDINATED PROMISSORY NOTE.

                 (a) Stockholder and each of the Companies acknowledges, represents and warrants that he/it has received and reviewed a copy of the Moovies Prospectus dated October 24, 1996, as amended December 31, 1996, with respect to the Registered Shares of Common Stock of Moovies; that he/it has such knowledge and experience in financial and business matters that he/it is capable of evaluating the merits and risks of his/its investment in the Subordinated Promissory Note of Moovies; that he/it has had a reasonable opportunity to ask questions of and receive answers from Moovies' officers and directors and to obtain any additional information, documents or instruments available from Moovies or the Securities and Exchange Commission; and that no oral information furnished to him/it is inconsistent with this Agreement or any such disclosure documents of Moovies.

                 (b) Stockholder and each Company further covenants, warrants, represents and agrees that the Subordinated Promissory Note to be acquired at the Closing are being acquired solely for his/its own account for investment purposes and not with a view to or in connection with any sale, distribution or other distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Act"), and that the Subordinated Promissory Note may not be transferred or sold except under an effective registration statement under the Act or pursuant to an exemption under the Act. Notwithstanding the foregoing, the parties hereto acknowledge and agree that the Maker of the Subordinated Promissory Note may pledge such Note at any time after issuance of the Note, provided, however, that the pledgee acknowledges in writing to Moovies, Inc. that such Note is subordinated, and is subject to a right of set-off as set forth therein.

                 (c) Stockholder and MW each further covenants, represents warrants to Moovies that:

                          (i)     the Subordinated Promissory Note is to be
issued and sold without registration and in reliance upon certain exemptions under the Act, and in reliance upon certain exemptions from registration requirements under applicable state securities laws;

                          (ii)    Except as otherwise set forth in Section
4.36(b) above, the holder of the Subordinated Promissory Note will make no offer, sale, transfer, assignment, mortgage, pledge or other disposition of the Subordinated Promissory Notes except in compliance with the Act and any other applicable securities laws;

                          (iii)   Stockholder and MW is each aware that no
federal or state agency has made any recommendation or endorsement of the Subordinated Promissory Note or any finding or determination as to the fairness of the investment in such Subordinated Promissory Note;

                          (iv)    Moovies has made available and agrees to
continue to make available any additional information which Stockholder or MW may wish to obtain to the extent Moovies possesses such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of any information contained in the disclosure documents described above;

                          (v)     Stockholder and MW each acknowledges that the
Subordinated Promissory Note is a speculative investment and can bear the economic risks of such an investment;

                          (vi)    Stockholder and MW each has knowledge and
experience in financial and business matters, and particularly the retail video rental business conducted by Moovies, and is capable of evaluating the risks of investment in the Subordinated Promissory Notes; and

                          (vii)   Stockholder and MW each has consulted with
his/its own legal, tax and financial advisors with respect to the tax consequences of acquiring the Subordinated Promissory Note and to no extent has relied upon Moovies or its representatives as to such matters. Stockholder and MW, and their respective legal, tax and financial advisors, have taken into account the effects of federal, state and local tax laws on the investment in and acquisition of the Subordinated Promissory Note under this Agreement.

                                   ARTICLE 5
                       REPRESENTATIONS AND WARRANTIES OF
                        MOOVIES, INC. AND THE SUBSIDIARY

      In order to induce the Companies and the Stockholder to enter into this Agreement and consummate the transactions contemplated hereby, Moovies, Inc. and the Subsidiary, jointly and severally, represent and warrant to the Companies and the Stockholder as follows, each of which representations and warranties is material to and relied upon by the Companies and the Stockholder:

      5.1 ORGANIZATION OF MOOVIES AND THE SUBSIDIARY. Each of Moovies, Inc. and the Subsidiary is a corporation duly organized and validly existing under the laws of the State of Delaware and has the corporate power and authority to own its property and to carry on its business as now being conducted by it. Subsidiary is, or prior to Closing will be, duly qualified to transact business as a foreign corporation in Michigan.

      5.2 AUTHORIZED CAPITAL STOCK. As of the date hereof, the authorized capital stock of Moovies, Inc. consists of 25,000,000 shares of Common Stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share. As of September 30, 1996, 11,926,620 shares of Common Stock of Moovies, Inc. were issued and outstanding; options to purchase an aggregate of 942,100 shares of Common Stock pursuant to Moovies' 1995 Stock Plan were outstanding; and warrants to purchase an aggregate of approximately 529,957 shares of Common Stock were outstanding; and no shares of preferred stock were outstanding.

      5.3 CORPORATE POWER AND AUTHORITY; DUE AUTHORIZATION. Each of Moovies, Inc. and the Subsidiary has full corporate power and authority to execute and deliver this Agreement and each of the other agreements, documents and instruments referenced in this Agreement to which Moovies, Inc. or the Subsidiary is or will be a party (the "Moovies' Transaction Documents") and to consummate the transactions contemplated hereby and thereby. The Board of Directors of Moovies, Inc. and the Board of Directors of the Subsidiary have duly approved and authorized the execution and delivery of this Agreement and each of the Moovies' Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and no other corporate proceedings on the part of Moovies, Inc. or the Subsidiary are necessary to approve and authorize the execution and delivery of this Agreement and such Moovies' Transaction Documents and the consummation of the transactions contemplated hereby and thereby. Assuming that this Agreement and each of the Moovies' Transaction Documents constitutes a valid and binding agreement of the Companies and/or the Stockholder, as the case may be, this Agreement and each of the Moovies' Transaction Documents constitutes, or will constitute when executed and delivered, a valid and binding agreement of Moovies, Inc. and/or the Subsidiary, as the case may be, in each case enforceable against Moovies, Inc. and/or the Subsidiary in accordance with its terms, subject to laws of general application in effect affecting creditors' rights and subject to the exercise of judicial discretion in accordance with general equitable principles.

      5.4 NO CONFLICT; CONSENTS. Except as set forth on Schedule 5.4 attached, the execution and delivery by each of Moovies, Inc. and the Subsidiary of this Agreement, the Moovies' Transaction Documents and the consummation by Moovies, Inc. and the Subsidiary of the transactions contemplated hereby and thereby do not and will not (a) require the consent, approval or action of, or any filing or notice to, any corporation, firm, person or other entity or any public, governmental or judicial authority; (b) violate the terms of any instrument, document or agreement to which Moovies, Inc. or the Subsidiary is a party, or by which Moovies or the Subsidiary or the property of Moovies, Inc. or the Subsidiary is bound, or be in conflict with, result in a breach of or constitute (upon the giving of notice or lapse of time, or both) a default under any such instrument, document or agreement; (c) violate Moovies, Inc.'s or the Subsidiary's Certificate of Incorporation or Bylaws; or (d) violate any order, writ, injunction, decree, judgment, ruling, law or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to Moovies or the Subsidiary, or the business or assets of Moovies, Inc. or the Subsidiary, and relating to the transactions contemplated hereby.

      5.5 SHARES TO BE DELIVERED. The Registered Shares, when issued and delivered to the Stockholder pursuant to this Agreement, will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of Moovies.

      5.6 BROKERS FEES AND EXPENSES. Neither Moovies nor the Subsidiary has retained or utilized the services of any broker, finder, or intermediary, or paid or agreed to pay any fee or commission to any other person or entity for or on account of the transactions contemplated hereby, or had any communications with any person or entity which would obligate any Company or the Stockholder to pay any such fees or commissions.

      5.7 NO WAIVER RESULTING FROM DUE DILIGENCE. The Companies' and Stockholder's due diligence review and inspections pursuant thereto shall not waive or release Moovies or Subsidiary from any of their representations or warranties under this Agreement.

      5.8 CERTAIN SEC FILINGS AND PRESS RELEASES. Prior to the execution of this Agreement, Moovies, Inc. has delivered to each of the Companies (by delivery of the same to the Companies' legal counsel) (a) the Prospectus dated October 24, 1996 relating to the Registered Shares, as amended December 31, 1996, (b) the Registration Statement and the exhibits relating to the Prospectus as filed with the Securities and Exchange commission, (c) all press releases issued by the Company from October 24, 1996 to the date hereof, and (d) a copy of all filings with the Securities and the Exchange Commission made by the Company from October 24, 1996 through the date of this Agreement.
Schedule 5.8 attached contains a complete list of such documents and press releases. Stockholder and each of the Companies acknowledges receipt and review of each of such documents and press releases prior to the execution of this Agreement.

      5.9        NO ACTUAL KNOWLEDGE OF CERTAIN MATTERS.    Moovies represents
and warrants that it has no actual knowledge of any information regarding the Companies that would be a basis for Moovies exercising its right of set-off under Section 6.5 below for breach of the representations and warranties of the Companies and Stockholder set forth in Section 4.8 above.

      5.10 FULL DISCLOSURE. The statements, representations and warranties made by Moovies in this Agreement and in the Schedules and Exhibits attached hereto do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE 6
                                INDEMNIFICATION

      6.1 INDEMNIFICATION BY THE COMPANIES AND THE STOCKHOLDER. In addition to all other indemnification obligations of the Companies and the Stockholder contained herein, the procedure for which will be governed by the terms of this Article 6, each of the Companies and the Stockholder hereby jointly and severally agree to indemnify Moovies and its agents, employees, officers, directors, successors or assigns and hold them harmless from and against all claims, liabilities, damages, losses, costs and expenses (including reasonable attorneys' fees) incurred or suffered by any of them and arising out of:

                 (a) any breach of any agreement or covenant of any of the Companies or of the Stockholder or any inaccurate or erroneous warranty or representation of any of the Companies or the Stockholder contained herein or in any Exhibit or Schedule hereto or any instrument or document entered into pursuant hereto;

                 (b) any action, claim, suit or proceeding now or hereafter pending or threatened by any third party arising out of actual or alleged acts or omissions of any of the Companies, the Stockholder or any officers, employees or agents thereof, in connection with the Companies, the Business or operation thereof or otherwise occurring on or prior to the Closing Date, including, without limitation, any action, claim, suit or proceeding based on any failure or alleged failure of any party to comply with any applicable state U.C.C. or tax bulk transfer statute or any claim against Moovies arising under such statute or based upon any failure to comply with any such statute;

                 (c) any actual or alleged obligation, debt or liability of Companies or the Stockholder whatsoever other than Assumed Liabilities regardless of whether the existence or assertion of such obligation, debt, claim or liability would constitute a breach of any warranty, representation or covenant of the Companies or the Stockholder contained in this Agreement including, without limitation:

                          (i)     Excluded Liabilities (whether arising before
or after the Closing Date);

                          (ii)    liabilities of the Companies or the
Stockholder relating to any income, franchise, property or other Tax, or any interest or penalty relating thereto, payable to any federal, state, local or county taxing authority (including without limitation all Tax, interest, penalties and other charges in respect of any estimated Tax payments the Companies has not made in respect of any periods prior to Closing), or any performance bond liability, with respect to the Business or the Companies' use of the Purchased Assets for any period, whether before or after the Closing Date (regardless of when the filing is due or made), or arising as a result of the transactions contemplated by this Agreement;

                          (iii)   except as specifically provided herein in
respect of the Ordered Items, any liability for trade payables arising out of the Business prior to Closing;

                          (iv)    (1) any liability or obligation in respect of
labor relations or practices, employment contracts, consulting agreements, indemnification agreements, severance agreements or any other agreements relating to employment, or any pension, retirement, profit-sharing, incentive compensation, bonus, option or other benefit plans in respect of the Business or any obligation under ERISA, COBRA, the Code or otherwise with respect thereto, (2) any lien or other obligation which arises under ERISA, COBRA, the Code or otherwise, or (3) any liability or obligation in respect of workers' compensation, vacation pay, payroll, sick pay or employee medical claims incurred or accrued prior to Closing; and

                          (v)     any liability of the Companies or the
Stockholder in respect of immigration matters including, without limitation, any failure to comply with IRCA in respect of any periods prior to and including the Closing Date;

                 (d) Any cost, expense, liability or claim arising with respect to any of the Five Franchised Stores in connection with the litigation currently pending with respect to the Five Franchised Stores between the original franchisor and the franchisees of such stores, except that the parties hereto acknowledge and agree that such indemnification shall not apply to the termination or cancellation of the franchise agreements relating to any of the Five Franchised Stores as a result of such pending litigation;

                 (e) any cost or expense which may be incurred by Moovies or any affiliate thereof in curing any breach of covenant, warranty or representation by the Companies or the Stockholder contained in this Agreement or made pursuant hereto together with all costs and expenses incurred by Moovies in defending any suit or action which may be brought against it alleging such breach, including reasonable attorneys' fees (collectively, with all other indemnification obligations of the Companies and the Stockholder under any other provisions hereof or pursuant hereto, the "Section 6.1 Indemnified Claims").

                 (f) If any garnishment, levy, attachment, execution, or other lien reaches, garnishes, encumbers or attaches to any of the assets, property or business of Moovies by virtue of such suit, or as a part of such suit, then, and in any and each such event, the Companies and the Stockholder shall be obligated immediately to post whatever bond is required and do whatever else is required expeditiously to release the property, assets and business of Moovies from any such levy, attachment, execution, lien, garnishment or encumbrance, all at the sole expense of the Companies and the Stockholder.

                 (g) Without limiting the foregoing in this Section 6.1, it is the intent of the parties that each of the Companies and the Stockholder is jointly and severally agreeing to provide such indemnification for any and all Section 6.1 Indemnified Claims on a cross-default basis.

      6.2 INDEMNIFICATION BY MOOVIES. In addition to all other indemnification obligations of Moovies contained herein, the procedure for which will be governed by the terms of this Article 6, Moovies hereby agrees to indemnify the Companies and the Stockholder, their agents, employees, officers, directors, successors and assigns and holds them harmless from and against all claims, liabilities, damages, losses, costs and expenses (including reasonable attorneys' fees) incurred or suffered by any of them and arising out of:

                 (a) any breach of any agreement or covenant of Moovies or any inaccurate or erroneous warranty or representation of Moovies contained herein or in any Exhibit or any instrument or document entered into pursuant hereto;

                 (b) any action, claim, suit or proceeding now or hereafter pending or threatened by any third party against the Companies or the Stockholder arising out of actual or alleged acts or omissions of Moovies in connection with Moovies' business or operations conducted after the Closing Date with respect to the Purchased Assets or of any of its officers, employees or agents occurring after the Closing Date;

                 (c) any Assumed Liabilities (from and after the Closing date);

                 (d) any cost or expense which may be incurred by the Companies, the Stockholder or any affiliate thereof in curing any breach of covenant or warranty by Moovies contained in this Agreement together with all costs and expenses incurred by the Companies or the Stockholder in defending any action which may be brought against it alleging such breach, including reasonable attorneys' fees.

      6.3 PROVISIONS REGARDING INDEMNIFICATION. The indemnified party (or parties) shall promptly notify the indemnifying party (or parties) of any claim, demand, action or proceeding for which indemnification will or may be sought under Section 6.1 or 6.2 of this Agreement and, if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the indemnifying party will have the right, at its expense, to assume the defense thereof using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate in at its own expense, but not control, the defense of any such third party claim, demand, action or proceeding. In connection with any such third party claim, demand, action or proceeding, the Companies, each Stockholder and Moovies shall cooperate with each other. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the indemnified party provided, however, that if a firm, written offer is made to settle any such third party claim, demand, action or proceeding and the indemnifying party proposes to accept such settlement and the indemnified party refuses to consent to such settlement, then: (i) the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; and
(ii) the maximum liability of the indemnifying party relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the indemnified party on such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement.

      6.4 SURVIVAL. The representations and warranties contained in this Agreement and in the Transaction Documents and in the Transaction Documents delivered at the Closing shall survive the Closing and shall expire on the second (2nd) anniversary of the Closing Date and shall thereafter cease to be of any force and effect, except for (a) claims as to which notice has been given in accordance with Section 6.3 hereof prior to such date and which are pending on such date and (b) representations and warranties relating to:
(i) title to the Purchased Assets (Section 4.3 hereof), (ii) ownership of stock of the Companies by Stockholder (Sections 4.2 and 4.5 hereof), (iii) Taxes (Sections 3.21, 4.12 and 6.1 hereof); (iv) financial information (Sections 3.3 and 4.8 hereof); (v) compliance with bulk transfer laws (Section 3.14 hereof) and (vi) employee benefits (Sections 2.4, 3.1 and 4.22), each of which shall survive until the end of the statute of limitations applicable to the underlying claim for which indemnification is sought. Neither such survival nor the liability of any party with respect to the party's representations and warranties shall be reduced by any investigation made at any time by or on behalf of any party. All indemnification obligations herein shall survive the Closing.

      6.5 RIGHT OF SET-OFF. For a period of up to 225 days following the Closing Date, Moovies shall have the right to set-off against the Subordinated Promissory Note any amounts otherwise payable to Moovies pursuant to the indemnification provisions in this Article 6, including without limitation, any claims by Moovies in respect of breaches by or arising from actions of MW, Cambridge, Franchise or Stockholder by giving written notice thereof to Stockholder within the first 180 days of the 225 day period. Stockholder shall have a period of 45 days following the date of such notice to cure the Indemnified Claim, if curable.
If and to the extent the Indemnified Claim is not cured within such 45 day period then Moovies shall have the right to set-off against the Subordinated Promissory Note as of the date of the Notice. If the Indemnified Claim is not curable, then the set-off shall be automatically effective upon the date of such notice. The right of set-off shall not be exclusive of any other right or remedy Moovies may have with respect to the Section 6.1 Indemnified claims, whether under this Agreement, the Transaction Documents, at law or in equity. Neither Stockholder nor either Company waives its right to challenge any set-off under the Subordinated Promissory Note.

                                   ARTICLE 7
                          CONDITIONS TO OBLIGATIONS OF
                   MOOVIES, INC. AND THE SUBSIDIARY TO CLOSE

      Each and every obligation of Moovies, Inc. and the Subsidiary under this Agreement to be performed on or prior to the Closing shall be subject to the fulfillment, on or prior to the Closing, of each of the following conditions unless and to the extent any such condition is expressly waived in writing by Moovies, Inc. and the Subsidiary:

      7.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties made by each Company and the Stockholder in or pursuant to this Agreement or given on their behalf hereunder shall be deemed to have been made again at and as of the Closing Date, and shall, as of the Closing Date, be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date.

      7.2 OBLIGATIONS PERFORMED. Each Company and the Stockholder shall have performed and complied in all material respects with all agreements, conditions and obligations required by this Agreement to be performed or complied with by it prior to or at the Closing.

      7.3 CONSENTS. Each Company shall have obtained and delivered to Moovies written consents of all persons or entities whose consent is required to consummate the transactions contemplated herein, if any, and all of such consents shall remain in full force and effect at and as of the Closing. Written consents of all persons or entities, including lenders, whose consent is required for Moovies to consummate the transactions contemplated herein, and any financing required in connection therewith, shall have been received by Moovies prior to the Closing and shall remain in full force and effect at and as of the Closing.

      7.4 CLOSING DELIVERIES OF COMPANIES AND STOCKHOLDER. The Companies and Stockholder shall have delivered to Moovies each of the following, together with any additional items which Moovies may reasonably request to effect the transactions contemplated herein:

                 (a)      possession of the Purchased Assets;

                 (b) a Bill of Sale, in substantially the same form as attached hereto as Exhibit 7.4(b)(i), an Assignment and Assumption Agreement, in substantially the same form as attached hereto as Exhibit 7.4(b)(ii), and such additional instruments of sale, transfer, conveyance, and assignment duly executed by the Companies as of the Closing Date as counsel to Moovies and the Companies shall mutually deem necessary or appropriate;

                 (c) a certified copy of the corporate resolutions of the Board of Directors of each of the Companies and of the Stockholder authorizing the transactions contemplated hereby and the execution, delivery and performance by the Companies of this Agreement and the Transaction Documents and an incumbency certificate with respect to officers of the Companies executing documents or instruments on behalf of the Companies;

                 (d) a Certificate of the President of each of the Companies certifying as to the matters set forth in Sections 7.1 and 7.2 hereof and as to the satisfaction of all other conditions set forth in this Article 7;

                 (e)      the Noncompetition Agreements referred to in Section
3.4 hereof duly executed by each of the Companies and Stockholder, respectively;

                 (f) an opinion of counsel to the Companies and Stockholder substantially in the form of Exhibit 7.4(f) attached hereto and made a part hereof;

                 (g) written consents from all parties to all Leases and Assigned Contracts whose consent to the transactions contemplated hereby is required and estoppel letters or agreements as contemplated hereunder;

                 (h) assignments of Intellectual Property in form reasonably satisfactory to Moovies sufficient for filing with the U. S. Patent and Trademark Offices;

                 (i)      a list of the Companies' obligations pursuant to
Section 4.11(c) updated through the Closing Date;

                 (j) a Limited Release and Acknowledgement executed by Stockholder in the form of Exhibit 7.4(j) attached;

                 (k)      the Microlan Software Agreement in the form of
Exhibit 4.16(d)  executed by Mansour Computer Software, Inc.;

                 (l) the Limited License Agreements in the form of Exhibit 4.6(c) attached executed by Port Huron and Man Sel;

                 (m) payoff letters executed by each of the secured lenders and secured creditors of the Companies in form reasonably acceptable to Moovies setting forth (x) with reasonable specificity the amount that will be outstanding at the Closing Date and (y) a covenant to promptly deliver to Moovies UCC releases and termination statements for filing in the applicable jurisdictions to remove the security interests and liens of public records with respect to the Purchased Assets;

                 (n)      the National Broker Rule 145 Letter;

                 (o) the updated Schedule 4.27 list of Accounts Receivable of Franchise; and

                 (p) any other documents or agreements contemplated hereby and/or necessary or appropriate to consummate the transactions contemplated hereby;

      7.5 NO CHALLENGE. There shall not be pending or threatened any action, proceeding or investigation before any court or administrative agency by any government agency or any pending action by any other person, challenging, or seeking material damages in connection with, the consummation of the transactions contemplated hereby or the ability of Moovies, Inc. the Subsidiary or any of their affiliates to own and operate each Company or otherwise materially adversely affecting the Business, assets, prospects, financial condition or results of operations of any Company.

      7.6 NO INVESTIGATIONS OF THE COMPANIES OR BUSINESS. As of the Closing Date there shall be no, and neither any Company nor the Stockholder shall have any knowledge of or reason to know of any, pending or threatened investigation by any municipal, state or federal government agency or regulatory body with respect to any Company, any Company's assets or any Company's Business.

      7.7 NO MATERIAL ADVERSE EFFECT. Since December 31, 1995, there shall have been no Material Adverse Effect in the business, financial condition, results of operations and/or assets (without giving effect to the consequences of the transactions contemplated by this Agreement) of any Company, whether reflected in financial statements, the Schedules attached hereto or otherwise.

      7.8 SECURITIES LAWS. The parties shall have complied with all federal and state securities laws applicable to the transactions contemplated by this Agreement. All Blue Sky permits or approvals required to carry out the transactions contemplated hereby shall have been received.

      7.9 APPROVAL. Moovies shall have received at Closing copies of minutes of meetings of the Stockholder and the Board of Directors of each Company, certified by the corporate secretary of such Company, unanimously approving and authorizing this Agreement and the transactions contemplated by this Agreement. The consummation of the transactions contemplated herein shall have been approved by the Board of Directors of Moovies or authorized committee thereof.

      7.10 REVISED SCHEDULES. The Companies and the Stockholder shall have provided Moovies with revised Schedules dated as of the Closing Date (the "Revised Schedules"), with all material changes through such date duly noted thereon, and the Revised Schedules will not contain any disclosures which (i) should have been but were not disclosed on the Schedules attached hereto or
(ii) set forth material changes which in the reasonable opinion of Moovies, individually or in the aggregate, materially and adversely affect, or may materially and adversely affect, any Company and/or its operations, unless such disclosures are approved in writing by Moovies.

      7.11 LEGALITY. No federal or state statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which is in effect and has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting the consummation of the transactions contemplated hereby.

      7.12 REGULATORY MATTERS. All filings shall have been made and all approvals shall have been obtained as may be legally required pursuant to federal and state laws prior to the consummation of the transactions contemplated by this Agreement and all actions by or in respect of, or filings with, any governmental body, agency or official or any other person required to permit the consummation of the transactions contemplated hereby so that Moovies or the Subsidiary shall be able to continue to carry on the business of each Company substantially in the manner now conducted by such Company shall have been taken or made.

                                   ARTICLE 8
                          CONDITIONS TO THE COMPANIES'
                       AND THE STOCKHOLDER'S OBLIGATIONS

      Each and every obligation of the Companies and the Stockholder under this Agreement to be performed on or prior to the Closing, shall be subject to the fulfillment, on or prior to the Closing, of each of the following conditions unless and to the extent any such condition is specifically waived in writing by the Companies and the Stockholder:

      8.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties made by Moovies and the Subsidiary in or pursuant to this Agreement or given on their behalf hereunder shall be deemed to have been made again at and as of the Closing

Date, and shall, as of the Closing Date, be true and correct in all material respects, on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date.

      8.2 OBLIGATIONS PERFORMED. Each of Moovies and the Subsidiary shall have performed and complied in all material respects with all agreements, conditions and obligations required by this Agreement to be performed or complied with by it prior to or at the Closing.

      8.3 CLOSING DELIVERIES OF MOOVIES, INC. AND SUBSIDIARY. Moovies, Inc. and the Subsidiary, respectively, shall have delivered to the Companies, each of the following, together with any additional items which the Companies may reasonably request to effect the transactions contemplated herein:

                 (a) the cash portion of the Purchase Price by wire transfer to the respective Companies on the Closing Date;

                 (b) the Subordinated Promissory Note due MW executed by Moovies, Inc.;

                 (c) the Registered Shares of Common Stock of Moovies, Inc. deliverable directly to the National Broker in the names of MW and Franchise, respectively, in increments of 50,000 shares, plus the lesser balances, if any;

                 (d) certified copies of the corporate resolutions of the Board of Directors or Executive Committee of Moovies, Inc. and the Subsidiary authorizing the execution, delivery and performance of this Agreement and the Moovies' Transaction Documents by Moovies, Inc. and the Subsidiary together with an incumbency certificate with respect to the officers of Moovies, Inc. and the Subsidiary executing the documents or instruments on behalf of Moovies, Inc. and the Subsidiary;

                 (e) certificates of the President, Chief Financial Officer or Senior Vice President of Moovies, Inc. and the Subsidiary certifying as to the matter set forth in Sections 8.1 and 8.2 hereof and as to the satisfaction of all other conditions set forth in this Article 8;

                 (f) the Bill of Sale, the Assignment and Assumption Agreement duly executed by Moovies, Inc. and the Subsidiary, respectively, and such additional instruments as counsel to Moovies, Inc. and counsel to the Companies shall mutually deem necessary or appropriate;

                 (g) an opinion of counsel to Moovies, Inc. substantially in the form of Exhibit 8.3(h) attached hereto, given by Ross Miller, Esq., General Counsel of Moovies;

                 (h) the Limited License Agreements executed by Subsidiary in favor of Port Huron and Man Sel;

                 (i)      the Microlan Software Agreement executed by Moovies,
Inc.;

                 (j) a copy of the consent of the holder of Moovies, Inc.'s Senior Indebtedness consenting to the consummation of the transactions contemplated hereby, including without limitation the execution and delivery of the Subordinated Promissory Note;

                 (k) if applicable, the notice under Section 2.6(c) above discontinuing the "peel a deal" and gift certificate programs; and

                 (l) any other documents or agreements contemplated hereby and/or necessary or appropriate to consummate the transactions contemplated hereby.

      8.4        NO CHALLENGE.   There shall not be pending or threatened any
action, proceeding or investigation before any court or administrative agency by any government agency or any pending action by any other person, challenging or seeking material damages in connection with, the transactions contemplated hereby or the ability of Moovies, Inc. the Subsidiary or any of their affiliates to own and operate each Company or otherwise materially adversely affecting the Business, assets, prospects, financial condition or results of operations of any Company.

      8.5 NO INVESTIGATIONS OF MOOVIES, INC. OR THE SUBSIDIARY. As of the Closing Date there shall be no pending or threatened investigation by any municipal, state or federal government agency or regulatory body with respect to Moovies, Inc. or the Subsidiary, Moovies, Inc.'s or the Subsidiary's assets or Moovies, Inc.'s or the Subsidiary's business.

      8.6 SECURITIES LAWS. The parties shall have complied with all federal and state securities laws applicable to the transactions contemplated by this Agreement.

      8.7 LEGALITY. No federal or state statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which is in effect and has the effect of making the transactions contemplated hereby illegal otherwise prohibiting the consummation of the transactions contemplated hereby.

      8.8 MINIMUM MARKET PRICE FOR SHARES OF MOOVIES, INC. COMMON STOCK AT CLOSING. The Market Price of Moovies, Inc. Common Stock shall be not less than $5.25 per share. For the purposes hereof, "Market Price" shall mean the average per share closing price (as reported by The Wall Street Journal) of Moovies, Inc. Common Stock for the five trading days ending two trading days immediately preceding the Closing.

      8.9 SENIOR INDEBTEDNESS. At the Closing, no event of default under Moovies, Inc.'s Senior Indebtedness shall exist which would prohibit Moovies from meeting its obligations under the Subordinated Promissory Note.

                                   ARTICLE 9
                                  TERMINATION

      9.1 TERMINATION. This Agreement may be terminated at any time before the Closing Date:

                 (a) by mutual written consent of Moovies, Inc., the Subsidiary, the Companies and the Stockholder;

                 (b) by Moovies, Inc. if there occurs in respect of any Company a Material Adverse Effect (as defined in Section 3.9(a)(i); or

                 (c) by the nonbreaching party hereto (for the purpose of this Section 9.1(c), Moovies, Inc. and the Subsidiary being one party and the Companies and Stockholder being the other party) if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of any nonterminating party hereto.

      9.2 EFFECTS OF TERMINATION. In the event this Agreement is terminated pursuant to Section 9.1(a) above, no party shall have any obligations to the others hereunder except for those obligations in respect to confidentiality and the return of confidential information set forth in Section
3.3 hereof. If this Agreement is terminated pursuant to Section 9.1(b) or 9.1(c), the obligations in respect to confidentiality and the return of confidential information set forth in Section 3.3 hereof shall remain in effect and each party hereto may exercise all remedies available to it under this Agreement, at law or in equity.

                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

      10.1 RISK OF LOSS. The risk of loss prior to the Closing Date shall be with the Companies. In the event that a Material Adverse Effect occurs between the date hereof and the Closing in respect of any Company, then Moovies shall have the options of either (a) proceeding to close this Agreement with an assignment of any insurance proceeds which may be paid to reflect such loss or damage or (b) terminating this Agreement without further liability to the Companies.

      10.2 SEVERABILITY. If any provision of this Agreement is prohibited by the laws of any jurisdiction as those laws apply to this Agreement, that provision shall be ineffective to the extent of such prohibition and/or shall be modified to conform with such laws, without invalidating the remaining provisions hereto.

      10.3 MODIFICATION. This Agreement may not be changed or modified except in writing specifically referring to this Agreement and signed by each of the parties hereto.

      10.4 ASSIGNMENT, SURVIVAL AND BINDING AGREEMENT. This Agreement and the Transaction Documents and the Moovies' Transaction Documents may not be assigned by Moovies or the Subsidiary, except to an affiliate of Moovies, and may not be assigned by any Company or the Stockholder, without the prior written consent of Moovies. The terms and conditions hereof shall survive the Closing as provided herein and shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

      10.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      10.6 NOTICES. All notices, requests, demands, claims or other communications hereunder will be in writing and shall be deemed duly given if personally delivered, sent by telefax, sent by a recognized overnight delivery service which guarantees next day delivery ("Overnight Delivery") or mailed by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

   If to either Company or the Stockholder:    Mr. Hani Mansour
                                               3830 Columbia Drive
                                               Bloomfield Hills, Michigan 48302

   with a copy to:                             Hardy, Lewis & Page, P.C.
                                               401 S. Woodard Avenue, Suite 400
                                               Birmingham, Michigan 48009
                                               Attention:  Peter J. Sarkesian,
                                                           Esq.
                                               Telefax:  (810) 645-2602


   If to Moovies or the Subsidiary:            Moovies, Inc.
                                               201 Brookfield Parkway, Suite 200
                                               Greenville, South Carolina 29607
                                               Attention:   Ross Miller,
                                               Esq., Senior Vice
                                               President and General Counsel
                                               Telefax:  (864) 213-1702

   with a copy to:                             Arnall Golden & Gregory
                                               2800 One Atlantic Center
                                               1201 West Peachtree Street
                                               Atlanta, Georgia  30309-3400
                                               Attention:  Jonathan Golden, Esq.
                                               Telefax:  (404) 873-8701
or at such other address as any party hereto notifies the other parties hereof in writing. The parties hereto agree that notices or other communications that are sent in accordance herewith (i) by personal delivery or telefax, will be deemed received on the day sent or on the first business day thereafter if not sent on a business day, (ii) by Overnight Delivery, will be deemed received on the first business day immediately following the date sent, and (iii) by U.S. mail, will be deemed received three (3) business days immediately following the date sent. For purposes of this Agreement, a "business day" is a day on which Moovies is open for business and shall not include a Saturday or Sunday or legal holiday. Notwithstanding anything to the contrary in this Agreement, no action shall be required of the parties hereto except on a business day and in the event an action is required on a day which is not a business day, such action shall be required to be performed on the next succeeding day which is a business day.

         10.7    ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES.   Except for
Sections 11.1 and 11.2 of that certain Letter of Intent dated July 16, 1996, as amended, which remain in full force and effect from the date hereof in accordance with the terms thereof, this Agreement, together with the Exhibits and Schedules attached hereto, constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any person other than Moovies, the Companies, the Subsidiary and, after the Closing Date, the Stockholder, any rights or remedies hereunder.

         10.8 FURTHER ASSURANCES. The parties to this Agreement agree to execute and deliver, both before and after the Closing, any additional information, documents or agreements contemplated hereby and/or necessary or appropriate to effect and consummate the transactions contemplated hereby. The Stockholder and the Companies agree to provide to Moovies, both before and after the Closing, such information as Moovies may reasonably request in order to consummate the transactions contemplated hereby and to effect an orderly transition of the Business following Closing.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        MOOVIES:
                                        MOOVIES, INC.


                                        By:
                                           ----------------------------------
                                        Title:
                                              -------------------------------

                                        SUBSIDIARY:
                                        MOVIE WAREHOUSE FRANCHISE SYSTEMS, INC.


                                        By:
                                           ----------------------------------
                                        Title:
                                              -------------------------------

                                        COMPANIES:
                                        MOVIE WAREHOUSE, INC.,
                                        MOVIE WAREHOUSE CAMBRIDGE PARK, INC.
                                        MOVIE WAREHOUSE FRANCHISE SYSTEMS, INC.



                                        By:
                                           ----------------------------------
                                                  Hani Mansour, President

                                        STOCKHOLDER:


                                        -------------------------------------
                                                  Hani Mansour

                             LIST OF SCHEDULES AND EXHIBITS
                             ------------------------------
Schedule 1.2              Excluded Assets
Schedule 2.2              Purchase Price Payments
Schedule 2.4              Allocations of Purchase Price
Schedule 3.6              Exceptions to Ordinary Conduct of Business
Schedule 3.7              Recorded Liens
Schedule 3.16             Reimbursable Cooperative Expenses
Schedule 3.17(a)          Affiliated Stores; Five Year Payments
Schedule 3.17(b)          Affiliated Store Sublease Summary
Schedule 4.1              States in which each Company is Qualified to do business
Schedule 4.3              Exceptions to Title
Schedule 4.4              Consents for the Companies
Schedule 4.7              Licenses and Permits
Schedule 4.8(a)           Unaudited Historical Financial Statements
Schedule 4.8(b)           Exceptions to Payments of Debts When Due
Schedule 4.10             List of Deposits
Schedule 4.11(a)          Trade Payables as of Date of Agreement
Schedule 4.11(c)          Obligations for Indebtedness as of Date of Agreement
Schedule 4.12             Tax Matters
Schedule 4.13             Fixed Assets and Vehicles
Schedule 4.14             Inventory
Schedule 4.15             Intellectual Property
Schedule 4.16             Contracts; Identification of Related Party Contracts
Schedule 4.18             Litigation
Schedule 4.19             List of Store and Equipment Leases; List of Stores
Schedule 4.20             Insurance
Schedule 4.22             Benefit Plans and List of Accrued Vacation Obligations
Schedule 4.23             Immigration Matters
Schedule 4.25             Material Changes
Schedule 4.26             Bank Accounts and Reconciliations
Schedule 4.27             Accounts Receivable of Franchise
Schedule 5.4              Consents for Moovies
Schedule 5.8              Certain SEC Filings and Press Releases

Exhibit 2.2(b)            Form of Subordinated Promissory Note
Exhibit 3.2(i)            Form of Landlord Estoppel and Consent to Assignment of Lease
Exhibit 3.2(ii)           Form of Addendum to Lease
Exhibit 3.4               Form of Noncompetition Agreement with Companies and with Stockholder
Exhibit 3.8(c)            Specimen Stock Certificate of Moovies, Inc.
Exhibit 3.12              Form of Employment Agreement and Insider Trading Policy
Exhibit 3.17(a)           Affiliated Store Lease
Exhibit 4.16(c)           Limited License Agreement
Exhibit 4.16(d)           Microlan Software Agreement
Exhibit 7.4(b)(i)         Bill of Sale
Exhibit 7.4(b)(ii)        Assignment and Assumption Agreement
Exhibit 7.4(f)            Form of Opinion of Companies' and Stockholders' Counsel
Exhibit 7.4(j)            Limited Release and Acknowledgement
Exhibit 8.3(g)            Form of Opinion of Moovies' Counsel

* The Schedules and Exhibits listed above have been omitted in accordance with
Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish to the Commission a copy of any omitted Schedule or Exhibit listed above supplementally upon request.

                               AMENDMENT AGREEMENT

         This Amendment Agreement ("Amendment Agreement") entered into as of the 14th day of March, 1997, by and among Moovies, Inc., a Delaware corporation, Movie Warehouse Franchise Systems, Inc., a Delaware corporation ("Subsidiary") (Moovies, Inc. and Subsidiary being hereinafter collectively referred to as "Moovies"), Movie Warehouse, Inc., a Michigan corporation ("MW"), Movie Warehouse Cambridge Park, Inc., a Michigan corporation ("Cambridge") and Movie Warehouse Franchise Systems, Inc., a Michigan corporation ("Franchise") (individually, MW, Cambridge and Franchise being a "Company" and collectively, the "Companies") and Hani Mansour, the sole stockholder of MW, Cambridge and Franchise ("Stockholder").

                                W I T N E S S E T H:

         WHEREAS, the parties hereto have entered into that certain Asset Purchase Agreement, dated as of January 7, 1997 ("Purchase Agreement") pursuant to which Moovies and Subsidiary have agreed to purchase, and the Companies have agreed to sell, certain assets of the Companies;

         WHEREAS, the parties hereto mutually desire that the Purchase Agreement be amended in accordance with the terms hereof.

         NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

         1. Section 2.3(a)(i) of the Purchase Agreement is hereby amended to delete the references to "Florida" in lines 2 and 4 thereof and insert in lieu thereof "Franchise".

         2. Section 3.17(a) of the Purchase Agreement is hereby amended by adding the following language at the end thereof:

         "Stockholder agrees that within fifteen (15) days after Closing, Stockholder will review the form of Affiliate Store Lease prepared for the premises located at 29090 and 29098 North Campbell Road, Madison Heights, Michigan (collectively, the "Madison Heights Subleases") and, after making any changes necessary in order (i) to appropriately take into account the terms of that existing Lease dated February 28, 1995, by and between Campbell Associates, Ltd. and Mansour Land Development, Inc. ("MLD") and (ii) to assure that MLD would not be directly and adversely affected from an economic perspective, cause MLD to execute and deliver to Moovies, Inc. the Madison Heights Subleases, as so revised.

         3. Section 3.17(b) of the Purchase Agreement is hereby deleted and replaced by a new Section 3.17(b) in the form set forth hereinbelow:

                  (b) Stockholder agrees to act in good faith and cooperate with Moovies, Inc. in order to cause MLD to enter into a sublease (the "New Pizza

         Hut Sublease") with Moovies, Inc. for the approximately 1680 square feet of premises located at 43169 Van Dyke, Sterling Heights, Michigan that are presently occupied by Pizza Hut of Detroit, Inc. (the "Pizza Hut Space"). The New Pizza Hut Sublease shall be on commercially reasonable terms satisfactory to Moovies, Inc. and MLD negotiating in good faith; provided, however that: (i) the New Pizza Hut Sublease shall be subject to prior consent by Kinney Shoe Corporation ("Kinney"); (ii) MLD shall not have any obligation for the payment of minimum rent to Moovies, Inc. and shall not otherwise be directly and adversely affected from an economic perspective, provided that MLD shall pay to Moovies, Inc. its proportionate share of any operating expenses or additional rent applicable to the Pizza Hut Space and for which Moovies, Inc. will be obligated to third parties; (iii) the New Pizza Hut Sublease will be subordinate to and subject in all respects to the terms and conditions of that certain Sublease Agreement dated December 21, 1992, by and between Kinney and Movie Warehouse of Sterling Heights, Inc. (the "Sterling Heights Lease"); (iv) MLD will indemnify Moovies, Inc. and its agents, employees, officers, directors, successors or assigns and hold them harmless from and against all claims, liabilities, damages, losses, costs and expenses (including reasonable attorneys' fees) incurred or suffered by any of them and arising out of the Pizza Hut Space, except for the actions or omissions of Moovies, Inc. or its agents; and (v) MLD will have the right to further sublet the Pizza Hut Space to Pizza Hut of Detroit, Inc. for the duration of the term, as may be renewed, of the Sterling Heights Lease subject to prior approval by Kinney, and provided that MLD carries property and liability insurance in amounts commercially reasonable for the use of the Pizza Hut Space. Until the New Pizza Hut Sublease has been executed and delivered, Stockholder (x) agrees not to take any action or fail to take any action that would breach or cause a breach of any term or provision contained in the Sterling Heights Lease; and (y) hereby indemnifies Moovies, Inc. and its agents, employees, officers, directors, successors or assigns and holds them harmless from and against all claims, liabilities, damages, losses, costs and expenses (including reasonable attorneys' fees) incurred or suffered by any of them and arising out of the Pizza Hut Space, except for the actions or omissions of Moovies, Inc. or its agents.

         4. Section 6.1(c) of the Purchase Agreement is hereby amended by adding a new subsection (vi) at the end thereof, as follows: "(vi) any obligation, debt or liability in respect of any Assigned Lease and Contract arising prior to or on the Closing Date.

         5. The parties hereto hereby agree that the Companies will pay payroll for all persons employed by the Companies immediately prior to the Closing ("Former Company Employees"), and thereafter will also pay Moovies payroll obligation in respect of Former Company Employees for March 14, 15 and 16, 1997 and Moovies will reimburse the Companies in respect of such payroll obligation in respect of Former Company Employees for March 14, 15 and 16, 1997 in accordance with Section 2.6(d) of the Agreement.

         6. Schedule 5.4 is hereby deleted and replaced by a new Schedule 5.4 in the form attached hereto.

         7. Schedule 1.2 is hereby deleted and replaced by a new Schedule 1.2 in the form attached hereto.

         8. Schedule 2.2 is hereby deleted and replaced by a new Schedule 2.2 in the form attached hereto.

         9. Schedule 2.4 is hereby deleted and replaced by a new Schedule 2.4 in the form attached hereto.

         10. Schedule 3.7 is hereby deleted and replaced by a new Schedule 3.7 in the form attached hereto.

         11. Schedule 3.16 is hereby deleted and replaced by a new Schedule 3.16 in the form attached hereto.

         12. Attachment to Schedule 3.16-1 is hereby deleted and replaced by a new Attachment to Schedule 3.16-1 in the form attached hereto.

         13. Attachment to Schedule 3.16-2 is hereby deleted and replaced by a new Attachment to Schedule 3.16-2 in the form attached hereto.

         14. Attachment to Schedule 3.16-3 is hereby deleted and replaced by a new Attachment to Schedule 3.16-3 in the form attached hereto.

         15. Schedule 4.3 is hereby deleted and replaced by a new Schedule 4.3 in the form attached hereto.

         16. Schedule 4.8(b) is hereby deleted and replaced by a new Schedule 4.8(b) in the form attached hereto.

         17. Schedule 4.10 is hereby deleted and replaced by a new Schedule 4.10 in the form attached hereto.

         18. Attachment to Schedule 4.11(a)-1 is hereby deleted and replaced by a new Attachment to Schedule 4.11(a)-1 in the form attached hereto.

         19. Schedule 4.11(c) is hereby deleted and replaced by a new Schedule 4.11(c) in the form attached hereto.

         20. Attachment to Schedule 4.13-3 is hereby deleted and replaced by a new Attachment to Schedule 4.13-3 in the form attached hereto.

         21. Schedule 4.16 is hereby deleted and replaced by a new Schedule 4.16 in the form attached hereto.

         22. Attachment to Schedule 4.26-3 is hereby deleted and replaced by a new Attachment to Schedule 4.26-3 in the form attached hereto.

         23. Exhibit 7.4(j) is hereby deleted and replaced by a new Exhibit 7.4(j) in the form attached hereto.

         24. The parties agree that notwithstanding the agreement by Moovies, Inc. to be responsible, vis-a-vis Major Video Concepts, Inc., ("MVC") in respect of the Companies invoices with MVC for account 2144 dated on or after March 5, 1997 up through April 15, 1997, as between Moovies and the Companies, Moovies will be responsible for approximately $47,594 in respect of the Ordered Items defined in Section 2.6(b)(B) (true, correct and complete copies of invoices in respect of which are attached hereto as Attachment A) and approximately $60,674 in respect of Ordered Items from MVC to be received by the Companies in respect of the Stores on or before March 14, 1997 with a street release date after March 7, 1997, and the Companies will be responsible for all other amounts due MVC.

         25. The parties hereto agree that, notwithstanding anything in the Purchase Agreement, any Exhibit or Schedule thereto, to the contrary, Moovies will not assume MW's lease for the Store located at the Wabash Shopping Center, 2021 George Jenkins Blvd., Lakeland, Florida (the "Lakeland Store"). There shall be no reduction in the Aggregate Purchase Price in respect of the Lakeland Store. MW will retain, and not transfer or assign to Moovies pursuant to the Purchase Agreement, approximately 6,400 items of "pulled down" basic stock inventory which the parties have designated at MW's Madison Heights warehouse (the "Pulled Down Inventory"). MW will not be permitted to use the name "Movie Warehouse" or any trademark, service mark or goodwill related thereto at the Lakeland Store, but may only use a name that is not confusing or similar to "Movie Warehouse" or "Moovies".

             (a) The parties hereto agree that MW may engage the services of Calvin Freeman for a period of up to 3 months following the Closing to provide software support, maintenance and related services in connection with the opening of the Lakeland Store, provided that such services do not interfere with any employment related duties as to Moovies, and in any event do not exceed eight hours per week during normal business hours.

             (b) Moovies agrees to assist MW in demographic assessments, upon reasonable notice and during normal business hours, in Florida during the period beginning on the Closing Date and ending on the earlier to occur of the assignment, sublease or other transfer of its leasehold interest under the current lease for the Lakeland Store or the second anniversary of the Closing Date.

             (c) Moovies, Inc. agrees to provide the services of its real estate manager, Rosemary Beck, to provide broker contacts in Florida during the period beginning on the Closing Date and ending on the earlier to occur of the assignment, sublease or other transfer of its leasehold interest under the current lease for the Lakeland Store or the second anniversary of the Closing Date.

             (d) If MW assigns, subleases or otherwise transfers its leasehold interest under the current lease for the Lakeland Store to Publix Supermarkets ("Publix") or any other person or entity not related to, or affiliated with, MW and which is not engaged in the video rental business ("Non-Video Use Tenant"), during the period beginning on the Closing Date and ending on the earlier to occur of (i) the assignment, sublease or other transfer of its leasehold interest under the current lease for the Lakeland Store to Publix or such other Non-Video Use Tenant, (ii) the opening of the Lakeland Store by MW, or any other person or entity related to, or affiliated with, MW or (iii) the expiration or other termination of the current term of the current lease of the Lakeland Store, (A) Moovies shall reimburse MW, dollar for dollar, for the amount MW is required to reimburse Publix or such other Non-Video Use Tenant for MW's (or its landlord's) build-out costs up to a maximum of $54,400 and (B) MW shall, contemporaneously with the transfer of MW's leasehold interest under the current lease for the Lakeland Store, transfer, assign and deliver all of the "Pulled Down Inventory" to Moovies, without cost to Moovies. If MW, or any other person or entity related to, or affiliated with, MW, opens the Lakeland Store or if MW assigns, subleases or otherwise transfers its leasehold interest under the current lease for the Lakeland Store to any person or entity whether or not related to, or affiliated with, MW and which is engaged in the video rental business ("Video Use Tenant"), during the period beginning on the Closing Date and ending on the expiration or other termination of the current term of the current lease of the Lakeland Store, (A) Moovies shall have no obligation to reimburse MW for MW's or its landlord's build-out costs and (B) MW shall have no obligation to transfer and assign the "Pulled Down Inventory" to Moovies.

         26. Except as expressly provided herein, the Purchase Agreement remains in full force and effect unaffected hereby. The parties hereby agree that all references to the "Asset Purchase Agreement dated January 7, 1997" in the Asset Purchase Agreement and in all documents and instruments contemplated therein shall be deemed to mean the Purchase Agreement as amended hereby.


                       [Signatures continued on next page]

         IN WITNESS WHEREOF, the undersigned have duly executed this Amendment Agreement as of the 14th day of March, 1997.

                                MOOVIES, INC.:


                                By:
                                   --------------------------------------------
                                   Ross Miller, Senior Vice President


                                MOVIE WAREHOUSE FRANCHISE SYSTEMS, INC.


                                By:
                                   --------------------------------------------
                                   Ross Miller, Vice President


                                MOVIE WAREHOUSE, INC.:
                                MOVIE WAREHOUSE CAMBRIDGE PARK, INC.
                                MOVIE WAREHOUSE FRANCHISE SYSTEMS, INC.


                                By:
                                   --------------------------------------------
                                   Hani Mansour, President

                                STOCKHOLDER:


                                -----------------------------------------------
                                   Hani Mansour


         The undersigned, Mansour Land Development, Inc., hereby executes this Amendment in order to acknowledge and agree to the provisions of Paragraph 2 and 3 hereof and to agree to execute the Madison Heights Subleases and the New Pizza Hut Sublease in the form agreed to by Stockholder.

                                MANSOUR LAND DEVELOPMENT, INC.


                                By:
                                   --------------------------------------------
                                   Hani Mansour, President

                             LIST OF SCHEDULES AND EXHIBITS
                             ------------------------------
Schedule 1.2              Excluded Assets
Schedule 2.2              Purchase Price Payments
Schedule 2.4              Allocations of Purchase Price
Schedule 3.7              Recorded Liens
Schedule 3.16             Reimbursable Cooperative Expenses
Schedule 4.3              Exceptions to Title
Schedule 4.8(b)           Exceptions to Payments of Debts When Due
Schedule 4.10             List of Deposits
Schedule 4.11(a)          Trade Payables as of Date of Agreement
Schedule 4.11(c)          Obligations for Indebtedness as of Date of Agreement
Schedule 4.16             Contracts; Identification of Related Party Contracts
Schedule 4.26             Bank Accounts and Reconciliations
Schedule 5.4              Consents for Moovies

Exhibit 7.4(j)            Limited Release and Acknowledgement
Attachment A              Copies of Invoices

* The Schedules and Exhibits listed above have been omitted in accordance with
Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish to the Commission a copy of any omitted Schedule or Exhibit listed above supplementally upon request.


                                     -i-